UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
SMART GLOBAL HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee previously paid with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SMART GLOBAL HOLDINGS, INC.
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 10, 2023
December 20, 2022
Dear Shareholder:
You are cordially invited to attend the 2023 Annual General Meeting of the Shareholders (the “Annual General Meeting”) of SMART Global Holdings, Inc., a Cayman Islands exempted company (“we,” “us,” “SGH,” or the “Company”). The Annual General Meeting will be held in virtual-only format on Friday, February 10, 2023 at 10:00 a.m. Pacific Time, originating from our U.S. executive offices at 39870 Eureka Drive, Newark, CA 94560 and will be accessible at www.virtualshareholdermeeting.com/SGH2023 for the following purposes:
1. To elect the three nominees for Class III director to serve until the 2026 annual general meeting of shareholders (the “2026 Annual General Meeting”) or until their successors are duly elected and qualified;
2. To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for SGH for the current fiscal year;
3. To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers; and
4. To transact such other business as may properly come before the Annual General Meeting or any continuation, postponement, or adjournment of the Annual General Meeting.
These items of business are more fully described in the proxy statement accompanying this Notice of Annual General Meeting of Shareholders (the “Proxy Statement”).
The record date for the Annual General Meeting is December 13, 2022 (the “Record Date”). Only shareholders of record at the close of business on the Record Date may vote at the Annual General Meeting or any continuation, postponement, or adjournment thereof. A complete list of such shareholders will be available for examination by any shareholder for any purpose germane to the Annual General Meeting during ordinary business hours at our U.S. executive offices at c/o SMART Modular Technologies, Inc., 39870 Eureka Drive, Newark, CA 94560 for a period of 14 days prior to the Annual General Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on
February 10, 2023 at 10:00 a.m. Pacific Time
The Proxy Statement and annual report to shareholders are available at: www.proxyvote.com.
By Order of the Board of Directors,

Anne Kuykendall
Vice President and General Counsel
Milpitas, California
ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL GENERAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE PROXY CARD OR VOTE VIA TELEPHONE OR INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL GENERAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE DURING THE ANNUAL GENERAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD THROUGH A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL GENERAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

SMART Global Holdings, Inc.
c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands
PROXY STATEMENT
FOR THE 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials (the “Proxy Availability Notice”) to our shareholders of record. All shareholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the Annual General Meeting. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Proxy Availability Notice.
We provided some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials and those shareholders who are participants in our benefit plans, with paper copies of the proxy materials instead of the Proxy Availability Notice. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to shareholders by signing up to receive all of your future proxy materials electronically.
We expect that this Proxy Statement and the other proxy materials will be mailed to shareholders on or about December 20, 2022.
What does it mean if I receive more than one Proxy Availability Notice?
If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.
Will I receive any other proxy materials by mail?
We may send you a proxy card by mail on or after December 20, 2022.
How do I attend the Annual General Meeting?
The Annual General Meeting will be held on Friday, February 10, 2023 at 10:00 a.m. Pacific Time. Due to the continued public health impact of COVID-19, the Annual General Meeting will be held in virtual-only format originating from our U.S. executive offices at 39870 Eureka Drive, Newark, CA 94560. We believe that hosting a virtual meeting will facilitate greater shareholder attendance and participation at our Annual General Meeting by enabling participation from any location around the world. We have designed the virtual Annual General Meeting to provide the same rights and opportunities to participate as shareholders would have at an in-person meeting, including the right to vote and ask questions during the meeting through the virtual meeting platform. To attend the Annual General Meeting, go to www.virtualshareholdermeeting.com/SGH2023. To participate in the Annual General Meeting, you will need the 16-digit control number included on your Proxy Availability Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Online access to the
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virtual meeting will begin at approximately 9:45 a.m. Pacific Time to allow time for participant log-in. We encourage our shareholders to access the Annual General Meeting in advance of the designated start time. If you encounter any difficulties accessing the meeting, please call the technical support number that will be posted on the virtual meeting log-in page.
Who can vote during the Annual General Meeting?
Only shareholders of record at the close of business on the Record Date will be entitled to vote during the Annual General Meeting. On the Record Date, there were 49,244,162 ordinary shares outstanding and entitled to vote.
Shareholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote during the Annual General Meeting or vote by proxy. Whether or not you plan to attend the Annual General Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below (see “How do I vote?”) or complete, date, sign, and return the enclosed proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee
If, on the Record Date, your shares were held not in your name but in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Availability Notice will be forwarded to you by the organization that holds your account. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual General Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual General Meeting; however, since you are not the shareholder of record, your access to online voting during the Annual General Meeting will depend on the voting procedures of the organization that holds your shares.
What am I voting on?
There are three matters scheduled for a vote:
•	Election of three Class III directors;
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Ratification of the selection by the Audit Committee of the Board of Directors of the Company (the “Board”) of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for our fiscal year ending August 25, 2023; and

•	Approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers (“NEOs”).
What if another matter is properly brought before the Annual General Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual General Meeting. If any other matters are properly brought before the Annual General Meeting, the persons named in the accompanying proxy will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.
What is the Board’s voting recommendation?
The Board recommends that you vote your shares:
•	“For” the election of each of the three nominees for director named in this Proxy Statement;
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•	“For” the ratification of the selection by the Audit Committee of the Board of Deloitte as our independent registered public accounting firm for our fiscal year ending August 25, 2023; and
•	“For” the approval, on a non-binding advisory basis, of the compensation of our NEOs.
How do I vote?
With regard to the election of directors, you may vote “For” or “Withhold” your vote from any or all of the three nominees to the Board. With regard to the ratification of the Audit Committee of the Board’s selection of Deloitte as our independent registered public accounting firm for our fiscal year ending August 25, 2023, you may vote “For” or “Against” or you may “Abstain” from voting. For the approval, on a non-binding advisory basis, of the compensation of our NEOs, you may vote “For” or “Against” or you may “Abstain” from voting.
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker, or other nominee.
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record on the Record Date, you may vote during the Annual General Meeting, vote by proxy via telephone, vote by proxy via internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual General Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual General Meeting and vote during the Annual General Meeting even if you have already voted by proxy. Voting during the Annual General Meeting will have the effect of revoking your previously submitted proxy (see “Can I change my vote after submitting my proxy?” below).
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To vote via telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide our number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m. Eastern Time on February 9, 2023 in order to be counted.

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To vote via internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide our number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m. Eastern Time on February 9, 2023 in order to be counted.

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To vote using the proxy card, simply complete, sign, and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us and we receive it before the Annual General Meeting, we will vote your shares as you direct.

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To vote during the Annual General Meeting, please visit www.virtualshareholdermeeting.com/SGH2023. Instructions on how to vote during the Annual General Meeting will be posted on the website. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Proxy Availability Notice containing voting instructions from that organization rather than from SGH. Simply follow the voting instructions in the Proxy Availability Notice to ensure that your vote is counted.
How many votes do I have?
On each matter to be voted upon, you have one vote for each ordinary share you own as of the Record Date.
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What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the three nominees for director named in this Proxy Statement, “For” the ratification of Deloitte as our independent registered public accounting firm, and “For” the approval, on a non-binding advisory basis, of the compensation of our NEOs. If any other matter is properly presented at the Annual General Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Will my vote be kept confidential?
We handle proxies, ballots, and voting tabulations on a confidential basis to protect your voting privacy. This information will not be disclosed except as required by law.
Who is soliciting my proxy?
The accompanying proxy is solicited by the Board on our behalf for use at the Annual General Meeting.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, members of our Board and our employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have engaged MacKenzie Partners, Inc. (“MacKenzie”) as the proxy solicitor for the Annual General Meeting for an approximate fee of $8,500 plus fees for additional services, if needed. We have also agreed to reimburse MacKenzie for reasonable out-of-pocket expenses. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual General Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice to our Secretary that you are revoking your proxy.
•	You may attend the Annual General Meeting and vote during the Annual General Meeting. Simply attending the Annual General Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that will be counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee to change your vote or revoke your proxy.
When are shareholder proposals for inclusion in our proxy statement for next year’s annual general meeting due?
We expect to hold our 2024 annual general meeting of shareholders (the “2024 Annual General Meeting”) on or about February 9, 2024. Shareholders wishing to present proposals for inclusion in our proxy statement for the 2024 Annual General Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by us at our U.S. executive offices no later than August 22, 2023. Proposals should be sent to our Secretary, c/o SMART Modular Technologies, Inc., 39870 Eureka Drive, Newark, CA 94560.
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When are other proposals and shareholder nominations for next year’s annual general meeting due?
With respect to director nominations, our Articles of Association provide that shareholders who wish to nominate a director to be brought before the shareholders at an annual general meeting of shareholders must notify our Secretary, c/o SMART Modular Technologies, Inc., 39870 Eureka Drive, Newark, CA 94560 by a written notice, which notice must be received at c/o SMART Modular Technologies, Inc., 39870 Eureka Drive, Newark, CA 94560 not less than 120 days prior to the annual general meeting of shareholders; provided, however, that in the event of less than 130 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For other business to be brought before the shareholders at an annual general meeting of shareholders outside of Rule 14a-8 of the Exchange Act, shareholders must notify our Secretary, c/o SMART Modular Technologies, Inc., 39870 Eureka Drive, Newark, CA 94560 by a written notice, which notice must be received at c/o SMART Modular Technologies, Inc., 39870 Eureka Drive, Newark, CA 94560 not less than 45 days prior to the anniversary date on which we mailed proxy materials for the prior year’s annual general meeting; provided, however, that if the meeting occurs on a date more than 30 days earlier or later than the prior year's annual general meeting, the Board shall determine a date a reasonable period prior to the annual general meeting by which date the notice must be delivered by shareholders to us and shall publicize such date in a filing pursuant to the Exchange Act or via press release.
Based on the expected date of the 2024 Annual General Meeting, shareholders wishing to present nominations for directors for consideration at the 2024 Annual General Meeting under the provisions of our Articles of Association must submit their nominations so that they are received at c/o SMART Modular Technologies, Inc., 39870 Eureka Drive, Newark, CA 94560 not later than October 12, 2023 in order to be considered. Shareholders wishing to present other proposals for consideration at the 2024 Annual General Meeting under these provisions of our Articles of Association must submit their proposals so that they are received at c/o SMART Modular Technologies, Inc., 39870 Eureka Drive, Newark, CA 94560 not later than November 5, 2023 in order to be considered.
Nominations or proposals should be sent in writing to our Secretary, c/o SMART Modular Technologies, Inc., 39870 Eureka Drive, Newark, CA 94560. A shareholder’s notice to nominate a director or bring any other business before the 2024 Annual General Meeting must set forth certain information, which is specified in our Articles of Association. A complete copy of our Articles of Association may be found by accessing SGH’s filings on the SEC’s website at www.sec.gov.
Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b).
How are votes counted?
Votes will be counted by the inspector of elections appointed for the Annual General Meeting.
What is the effect of abstentions and broker non-votes?
Abstentions: Under the laws of the Cayman Islands (under which SGH is incorporated), abstentions are counted as shares present and entitled to vote at the Annual General Meeting but are not counted as votes cast. Unless put to the meeting as a special resolution, matters shall be decided by a simple majority of votes cast by such members (or shareholders) who, being entitled to do so, vote in person or by proxy at such meeting. Voting at any shareholders’ meeting is by way of a poll.
Broker Non-Votes: A “broker non-vote” occurs when a broker, bank, or other nominee holding your shares in street name does not vote on a particular matter because you did not provide the broker, bank, or other
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nominee voting instructions and the broker, bank, or other nominee lacks discretionary voting authority to vote the shares because the matter is considered “non-routine” under the New York Stock Exchange rules for brokers. The “non-routine” matters on the agenda for the Annual General Meeting include Proposal No. 1: Election of Directors and Proposal No. 3: Approval, on a Non-Binding Advisory Basis, of the Compensation of our NEOs.
Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual General Meeting; however, because broker non-votes will constitute an abstention, they will not be counted as votes cast on the outcome of the votes on Proposal No. 1: Election of Directors or Proposal No. 3: Approval, on a Non-Binding Advisory Basis, of the Compensation of our NEOs. As a result, if you hold your shares in street name and you do not instruct your broker, bank, or other nominee how to vote your shares in the election of directors or the approval, on a non-binding advisory basis, of the compensation of our NEOs, then no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. The proposal to ratify the selection by the Audit Committee of the Board of Deloitte as our independent registered public accounting firm for the current fiscal year should be considered a “routine” matter. Therefore, your broker, bank, or other nominee will be able to vote on Proposal No. 2: Ratification of the Selection of our Independent Registered Public Accounting Firm even if it does not receive instructions from you, so long as it holds your shares in its name.
How many votes are needed to approve each proposal?
Proposal	Vote Required
No. 1. Election of Directors	Majority Cast
No. 2. Ratification of the Selection of our Independent Registered Public Accounting Firm	Majority Cast
No. 3. Approval, on a Non-Binding Advisory Basis, of the Compensation of our NEOs	Majority Cast
A “Majority Cast” means that a majority of the votes cast on the proposal are voted “For” the proposal. Accordingly:
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Proposal No. 1: For the election of directors, each nominee receiving at least a majority of “For” votes from the total votes cast in respect of their election will be elected as a Class III director to hold office until the 2026 Annual General Meeting of shareholders. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 1.

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Proposal No. 2: To be approved, a majority of the total votes cast on Proposal No. 2 must be voted “For” the ratification of the selection by the Audit Committee of the Board of Deloitte as our independent registered public accounting firm for the current fiscal year. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 2; however, the ratification of the selection by the Audit Committee of the Board of Deloitte is a matter on which a broker, bank, or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to Proposal No. 2.

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Proposal No. 3: To be approved, a majority of the total votes cast on Proposal No. 3 must be voted “For” the approval, on a non-binding advisory basis, of the compensation of our NEOs. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 3.

None of the proposals, if approved, entitles shareholders to appraisal rights under Cayman Islands law or our Articles of Association.
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What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid shareholder meeting. A quorum will be present if one or more holders of shares are present, in person or by remote communication, or represented by proxy (or, if a corporation or other non-natural person, by its duly authorized representative) together holding (or representing by proxy) not less than a majority of the total voting power of all shares outstanding and entitled to vote at the Annual General Meeting. On the Record Date, there were 49,244,162 shares outstanding and entitled to vote. Thus, the holders of at least 24,622,082 shares must be present, in person or by remote communication, or represented by proxy at the Annual General Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone, or through the internet (or if one is submitted on your behalf by your broker, bank, or other nominee), or if you vote during the Annual General Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then either the chair of the Annual General Meeting or the holders of a majority of shares present at the Annual General Meeting or represented by proxy may adjourn the meeting to a later date. At any adjourned Annual General Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual General Meeting as originally notified. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual General Meeting, a notice of the adjourned Annual General Meeting shall be given to each shareholder of record entitled to vote at the adjourned Annual General Meeting.
How can I find out the results of the voting at the Annual General Meeting?
Preliminary voting results will be announced at the Annual General Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual General Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual General Meeting, we intend to file a Form 8-K to publish the preliminary results within four business days after the Annual General Meeting and will file an additional Form 8-K to publish the final results within four business days after the final results are known to us.
Interest of Certain Persons in Matters to Be Acted Upon
The Board knows of no matters to come before the Annual General Meeting other than the matters referred to in this Proxy Statement; however, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. No director, nominee for election as director, or executive officer of SGH since the beginning of the last fiscal year or their associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be voted upon other than election to the Board.
Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including but not limited to, statements concerning future risks and trends related to our risk management efforts; goals and expectations for our performance; identification of emerging issues that may affect our strategies, corporate governance, compensation practices, or other aspects of our operations; assessments of our leadership structure and board oversight; effectiveness of our corporate governance policies and executive compensation philosophy; future plans with respect to our compensation practices; estimated payments to our Named Executive Officers upon termination or change in control; our Environmental, Social, and Governance goals, commitments, and expected improvements; estimations of future payouts under our incentive plans; and statements regarding our future financial or operating performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,”
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“plan,” “goal,” “believe,” “could,” and other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations and are subject to significant risks and uncertainties. These risks and uncertainties could cause our actual results to differ materially from those set forth in such forward-looking statements. Some of these risks and uncertainties are described in our Annual Report on Form 10-K for the fiscal year ended August 26, 2022. Except as required by law, we do not undertake to update the forward-looking statements included in this Proxy Statement to reflect the impact of circumstances or events that may arise after the date that the forward-looking statements were made.
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CORPORATE GOVERNANCE AND BOARD MATTERS
This section describes the key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of the Board, and our Code of Business Conduct and Ethics, described below, can be found in the Governance section of the Investors section of our website at https://ir.smartm.com/. Information on our website is not incorporated by reference in this Proxy Statement. Alternatively, you can request a copy of any of these documents free of charge by writing to our Secretary, c/o SMART Modular Technologies, Inc., 39870 Eureka Drive, Newark, CA 94560.
Board Composition
Our Board currently consists of seven members. In accordance with our Articles of Association, our Board is divided into three classes with staggered three-year terms. At each annual general meeting of shareholders, the directors or the successors to directors whose terms are set to expire will be elected to serve from the time of election and qualification until the third annual general meeting following election. The number of directors may be changed by the affirmative vote of a majority of the directors.
Our directors are divided among the three classes as follows:
•	Class I directors consist of Sandeep Nayyar and Maximiliane Straub, whose terms expire at the 2024 Annual General Meeting;
•	Class II directors consist of Randy Furr and Penelope Herscher, whose terms expire at the 2025 annual general meeting of shareholders; and
•	Class III directors consist of Mark Adams, Bryan Ingram, and Mark Papermaster, whose terms expire at this year’s Annual General Meeting.
We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Independence of the Board of Directors
The Board has determined that all of the nominees and continuing directors, except for our Chief Executive Officer, Mark Adams, are independent directors. We define “independent directors” pursuant to the rules of the SEC and the listing standards of the Nasdaq Stock Market (“Nasdaq”). To be considered independent, a director cannot be an officer or employee of our Company or our subsidiaries and cannot have a relationship with our Company or our subsidiaries that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making the “independence” determination, our Board considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant laws, rules, and regulations regarding the definition of “independent director,” including applicable securities laws, and the rules of the SEC and Nasdaq. There are no family relationships between any of our directors or executive officers.
Board Leadership Structure
The Board believes that it is important to retain the flexibility to structure its board leadership in any manner that it determines to be in our best interests at any point in time. This includes flexibility to determine whether to maintain a separate office of Chair of the Board. Our policies do not preclude our Chief Executive Officer (“CEO”) from also serving as a Board member or as Chair of the Board. Currently, the role of Chair of the Board is separated from the role of CEO. Ms. Herscher serves as Chair of the Board and Mr. Adams serves as our
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President and CEO. The Board reviews its leadership structure periodically and believes that its current structure provides effective leadership. We believe that separating these positions allows our CEO to focus on our day-to-day business operations and strategy, while allowing our Chair of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of, our management team. Our Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as Chair of the Board, particularly as the Board’s oversight responsibilities continue to grow. Ajay Shah previously served as Chair of the Board and Mr. Nayyar previously served as our Lead Independent Director. Mr. Shah stepped down as the Chair in April 2021 and will serve as a consultant of the Company until this year’s Annual General Meeting. Upon Mr. Shah’s resignation, Ms. Herscher became our independent Chair of the Board in February 2022 after which, Mr. Nayyar ceased to serve as our Lead Independent Director.
The independent and non-executive members of the Board meet regularly without management and the Chair of the Board chairs those meetings.
Role of the Board in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business, and operational, legal and compliance, and reputational risks. A list of risk factors associated with our business can be found in our Annual Report on Form 10-K for our fiscal year ended August 26, 2022. One of the Board’s key functions is providing informed oversight of our risk management process. The Board believes that its current leadership structure facilitates its risk oversight responsibilities. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. For example, the Board acts as our ultimate decision-making body and advises and oversees management, who are responsible for our day-to-day operations and management. The Board believes this division of labor amongst the Board, committees, and management allows us to appropriately monitor risks over the short, intermediate, and long terms. We also engage with outside advisors, such as our compensation consultant, outside counsel, our auditors, and other advisors to identify future risks and trends so that we can anticipate our ongoing risk management obligations at our regularly scheduled meetings. The Audit Committee monitors compliance with legal and regulatory requirements, in addition to providing oversight for the performance of our internal audit function and our system of internal controls. The Nominating and Corporate Governance Committee (the “NCG Committee”) monitors the effectiveness of our corporate governance guidelines and policies. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Cybersecurity Risk Management Committee (the “Cybersecurity Committee”) oversees our information technology use, data security, and compliance with information security and data protection laws. Please refer to “Information Regarding Committees of the Board of Directors” below for a more detailed explanation of how our Board committees support the Board and management in risk oversight.
It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. Our General Counsel and Chief Financial Officer (“CFO”) coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
Meetings of the Board of Directors
The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. During the fiscal year ended August 26, 2022, the Board held eight meetings. Each Board member attended 75% or more of the aggregate meetings of the Board and of each committee on which he or
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she served during the period for which he or she was a director or committee member. Our directors are encouraged to attend our annual general meetings of shareholders, but we do not currently have a policy requiring director attendance. All of the then-members of our Board attended our previous annual general meeting of shareholders.
The independent and non-executive members of our Board meet regularly in executive sessions outside of the presence of management, often prior to or following regularly scheduled meetings of the Board. The independent and non-executive directors also conducted telephonic meetings and/or updates during fiscal year 2022 (“fiscal 2022”).
Shareholder Communications with the Board of Directors
Our relationship with our shareholders is an important part of our corporate governance program. Engaging with our shareholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices, or other aspects of our operations. Our shareholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with shareholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases, and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time. Information on our website is not incorporated by reference in this Proxy Statement.
As set forth in our Corporate Governance Guidelines, unless otherwise indicated in such Guidelines or our policies, all requests by shareholders for communications with individual directors or the Board shall initially be made to our Secretary, who will relay such requests to the Chair of the Board or the Lead Independent Director, as applicable, or other directors as appropriate. Such requests should be sent to c/o SMART Global Holdings, Inc. 39870 Eureka Drive, Newark, California 94560. As set forth in our Policy for Reporting Concerns, shareholders who are also SGH directors, employees, or contractors should report concerns related to accounting, auditing, and ethical violations directly to the CFO or his designee, to the Chair of the Audit Committee (to the extent that the concerns relate to accounting, auditing, or internal controls), or via our anonymous whistleblower hotline. Any such concerns shall be communicated to our officers or directors as set forth in the policy.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees, including those officers responsible for financial reporting. A copy of our Code of Business Conduct and Ethics is available in the Governance section of the Investors section of our website at https://ir.smartm.com/. Information on our website is not incorporated by reference in this Proxy Statement. If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of our Code of Business Conduct and Ethics to any director or our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we will promptly disclose the nature of the amendment or waiver on our website in accordance with the requirements of Item 5.05 of Form 8-K.
Director Equity Ownership Policy
As stated in the Corporate Governance Guidelines, the Board believes that directors should hold meaningful equity ownership positions in the Company. In fiscal year 2020, the board adopted a Director and Officer Share Ownership Retention Policy, which provides equity ownership requirements for our independent directors and
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Section 16 officers. A copy of our Director and Officer Share Ownership Retention Policy is available in the Governance section of the Investors section of our website at https://ir.smartm.com/. Information on our website is not incorporated by reference in this Proxy Statement.
Anti-Hedging and Anti-Pledging Policy
Under our Insider Trading Policy, all of our executive officers and directors are prohibited from engaging in short sales, transactions in put or call options, hedging transactions, or other inherently speculative transactions in SGH shares and are barred from pledging SGH shares in any circumstance, including by purchasing SGH shares on margin or holding SGH shares in a margin account. A copy of our Insider Trading Policy is available in the Governance section of the Investors section of our website at https://ir.smartm.com/. Information on our website is not incorporated by reference in this Proxy Statement.
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INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board currently has the following committees: Audit Committee, Compensation Committee, NCG Committee, and Cybersecurity Committee. Below is a description of each of these committees. Each committee has authority to engage legal counsel or other experts or consultants as it deems appropriate in order to carry out its responsibilities.
The following table sets forth information on the committee membership of our directors as of December 13, 2022:
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Cybersecurity Risk Management Committee
Mark Adams	—	—	—	—
Randy Furr(1)	X	Chair	—	—
Penelope Herscher(1)	—	—	X	—
Bryan Ingram(1)	—	X	X	X
Sandeep Nayyar(1)	Chair	—	—	—
Maximiliane Straub(1)	X	—	Chair	X
Mark Papermaster(1)	—	X	—	Chair
(1)	As noted in “Independence of the Board of Directors” above, the Board has determined Mses. Herscher and Straub and Messrs. Furr, Ingram, Nayyar, and Papermaster to be independent directors.
Audit Committee
The Board has a separately designated standing Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee was established by the Board to assist the Board in its oversight of the integrity of our financial statements and internal controls; the design, implementation, and performance of our internal audit function; and our compliance with legal and regulatory requirements. In addition, the Audit Committee assists the Board in its oversight of the qualification, independence, and performance of our independent registered public accounting firm and appoints our independent registered public accounting firm. The Audit Committee also oversees our accounting and financial reporting processes and the audits of our financial statements.
The Audit Committee is currently composed of three directors: Messrs. Furr and Nayyar (Chair) and Ms. Straub. The Audit Committee is governed by a written charter, which can be found in the Governance section of the Investors section of our website at https://ir.smartm.com/. Information on our website is not incorporated by reference in this Proxy Statement. The Audit Committee has the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting, or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties. During fiscal 2022, the Audit Committee held seven meetings.
The Audit Committee’s charter provides for periodic self-evaluation. The Audit Committee also reviews and assesses the adequacy of its charter, at least annually, and recommends any proposed changes to the Board for approval. The Audit Committee is also responsible for overseeing compliance with the Code of Business Conduct and Ethics and reporting on such compliance to the Board.
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The Board has determined that Messrs. Furr and Nayyar and Ms. Straub all satisfy the “independence” requirements of Nasdaq and the Exchange Act applicable to members of an audit committee of a listed company’s board of directors. The Board has determined that all members are qualified as audit committee financial experts within the meaning of SEC regulations.
Audit Committee Report
The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In this context, during fiscal 2022, the Audit Committee met and held discussions with management and Deloitte, our independent registered public accounting firm. Management has represented to the Audit Committee that our consolidated financial statements for the fiscal year ended August 26, 2022 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed our audited financial statements with our management and with Deloitte. In addition, the Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte the independence of Deloitte. The Audit Committee has also concluded that the provision of the non-audit services to the Company in fiscal 2022 was compatible with Deloitte’s independence. Based on the foregoing, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended August 26, 2022 for filing with the SEC. The Audit Committee and the Board have also recommended the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending August 25, 2023.
The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of SGH under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Sandeep Nayyar, Chair
Randy Furr
Maximiliane Straub
Compensation Committee
The Compensation Committee acts on behalf of the Board to oversee our director and executive compensation and benefits policies and to evaluate executive officer performance and compensation. Among other things, the Compensation Committee is responsible for the following:
•	Reviewing and approving, or recommending to the Board to approve, the compensation for our senior executives;
•	Reviewing and approving the compensation for independent directors;
•	Reviewing and evaluating our executive compensation and benefits policies generally;
•	Reporting to our Board periodically;
•	Evaluating its own performance and reporting to our Board on such evaluation;
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•
Reviewing and assessing periodically, and at least annually, consistent with Nasdaq listing requirements, the adequacy of its charter and recommending any proposed changes to the Board for approval; and

•	Such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.
The Compensation Committee is currently composed of three directors: Messrs. Furr (Chair), Ingram, and Papermaster. Mukesh Patel served as a member of our Compensation Committee for a portion of fiscal 2022 until his resignation at the 2022 annual general meeting of shareholders (the “2022 Annual General Meeting”) as described below. The Board has determined that Messrs. Furr, Ingram, Patel, and Papermaster all satisfy the “independence” requirements of Nasdaq and the Exchange Act applicable to members of a compensation committee of a listed company’s board of directors. During fiscal 2022, the Compensation Committee held five meetings.
The Compensation Committee is governed by a written charter, which can be found in the Governance section of the Investors section of our website at https://ir.smartm.com/. Information on our website is not incorporated by reference in this Proxy Statement. The Compensation Committee charter grants the Compensation Committee sole authority to retain or obtain the advice of a compensation consultant, legal counsel, or other adviser, including the authority to approve the consultant’s reasonable compensation. The Compensation Committee may select such advisers, or receive advice from any other adviser, only after taking into consideration all factors relevant to that person’s independence from management, including those independence factors enumerated by Nasdaq. The Compensation Committee may delegate its authority under its charter to one or more subcommittees of the chair of the Compensation Committee as it deems appropriate and in our best interests from time to time. The Compensation Committee may also delegate to one or more officers the authority to make grants and awards of share rights or options to certain employees, as further described in its charter and subject to the terms of our equity-based plans.
Consideration and Determination of Our Compensation Programs for Executives and Directors
The Compensation Committee is responsible for overseeing our compensation programs for executive officers and directors and all related policies and practices. Our Compensation Committee, which reports to our Board, meets at least quarterly during the year and retains a compensation consultant (described below under “Role of the Compensation Consultant”) to provide support to the Committee, including an annual review and assessment of our compensation programs for executive officers and directors. The annual compensation review includes a determination of the companies to be considered in our peer group and a review of external market compensation comparisons relative to our peer companies and other comparable companies, including executive base salaries, cash incentives, and long-term equity awards as well as fees and equity awards for directors. The Compensation Committee reviews and determines whether and to what extent to approve all final recommendations from management regarding all forms of compensation for the NEOs (other than the CEO). The Compensation Committee also evaluates the performance of the CEO, reviews all forms of compensation paid to the CEO, and can either approve or modify such compensation, with any decision being reported to the Board.
Role of Management
In carrying out its responsibilities, the Compensation Committee asks the CEO to provide information on Company and individual performance, market data, and management’s perspective and recommendations on compensation matters. The Compensation Committee believes that it is important to consider the CEO’s input, particularly his evaluation of individual performance as well as the expected contribution and future potential of the other NEOs, because of his daily interaction with them. The CEO may recommend changes in base salaries, target cash incentives, and annual equity awards for executive officers (other than himself) and assists the
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Compensation Committee in assessing the individual performance of each executive officer for purposes of determining amounts to be paid under our semi-annual bonuses. The CEO’s role in determining the compensation of executive officers is advisory only and the Compensation Committee (or the Board, on the recommendation of the Compensation Committee) provides final approval of all compensation matters for NEOs. The CEO also recommends the annual operating plan, or AOP, to the Board for approval, which includes corporate and division or business unit performance objectives and financial goals for the fiscal year.
The CEO also reviews the compensation data gathered from compensation surveys and analyses to make his recommendations to the Compensation Committee on base salary, annual cash incentive target amounts, and equity awards for each NEO other than himself.
Role of the Compensation Consultant
During fiscal 2022, the Compensation Committee retained Semler Brossy Consulting Group (“Semler”) as its outside, independent compensation consultant. Semler reports directly and is accountable to the Compensation Committee. Semler has been engaged to provide advice, information, and recommendations relating to compensation of our executive officers and directors, including base salary, cash incentive and equity incentive levels, and program structures, as well as other retention incentives, and how this compensation compares to compensation for executive officers and directors of members of SGH’s peer group and comparably sized technology companies. In addition, Semler assists the Compensation Committee with the development of a peer group and the design and refinement of SGH’s compensation philosophy. Semler also advises the Compensation Committee regarding compensation disclosures, share ownership guidelines, shareholder proposals, and trends and best practices in executive and director pay.
In the course of its work, Semler interacts with management to understand existing Company programs and policies, collects current pay program data, reviews competitive compensation data, obtains feedback on industry trends and best practices, and provides input on the Compensation Discussion and Analysis disclosure in our proxy statements. Semler does not provide, and has not been retained to provide, any services to SGH outside of the work assigned by the Compensation Committee.
The Compensation Committee has assessed the independence of Semler consistent with SEC rules and Nasdaq listing standards. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence. The Compensation Committee also considered the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to the firm’s total revenues. On the basis of its consideration of the foregoing and other relevant factors, the Compensation Committee has determined that Semler is independent and that no conflicts of interest exist between the Company and Semler.
Compensation Committee Interlocks and Insider Participation
In fiscal 2022, Messrs. Furr, Ingram, and Papermaster served as members of our Compensation Committee. Mr. Patel served as a member of our Compensation Committee for a portion of fiscal 2022 until his resignation at the 2022 Annual General Meeting as is described below.
Mr. Patel was an officer of the Company at times prior to our fiscal year 2021 (“fiscal 2021”). Mr. Patel co-founded SMART Modular Technologies, Inc. (“SMART Modular”) in 1988 and served as a director and in various management and executive roles from 1988 until SMART Modular’s acquisition by Solectron in 1999. On December 9, 2021, Mr. Patel resigned from the Board and the Compensation Committee effective as of the 2022 Annual General Meeting.
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Other than Mr. Patel as described above, none of the fiscal 2022 members of the Compensation Committee was at any time one of our officers or employees. None of our executive officers currently serves, or served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Nominating and Corporate Governance Committee
The NCG Committee is generally responsible for identifying qualified Board candidates, recommending director nominees and appointments to Board committees, evaluating Board performance, reviewing management succession planning, and overseeing our Corporate Governance Guidelines. To that end, the NCG Committee is responsible for, without limitation, the following:
•	Reviewing qualifications of candidates for membership on our Board and identifying and recommending to the Board qualified individuals for membership on the Board and its committees;
•	Evaluating, at least once every other year starting in fiscal year 2019, the performance of the directors as well as the committee’s own performance and reporting to the Board on such evaluation;
•	Reviewing the adequacy of the composition of the Board and its committees;
•
Overseeing compliance with the Corporate Governance Guidelines and reporting on such compliance to the Board, including recommendations in connection with directors’ and officers’ indemnification and insurance matters;

•	Overseeing orientation and continuing education program for directors meeting the requirements set forth in our Corporate Governance Guidelines;
•	Reviewing our strategies and policies related to human capital management, including with respect to matters such as diversity, inclusion, employee engagement, and talent development;
•
Reviewing our management succession planning, including policies for CEO selection and succession in the event of the incapacitation, retirement, or removal of the CEO, and evaluations of, and development plans for, any potential successors to the CEO; and

•	Reviewing and assessing periodically the adequacy of its charter and recommending any proposed changes to the Board for approval.
The NCG Committee is composed of three directors: Mses. Herscher and Straub (Chair) and Mr. Ingram. The NCG Committee held four meetings during fiscal 2022. Mr. Patel served as a member and Chair of our NCG Committee for a portion of fiscal 2022 until Ms. Herscher’s appointment in September 2021. The Board determined that Mses. Herscher and Straub and Messrs. Ingram and Patel are all independent within the meaning of the Nasdaq rules.
The NCG Committee is governed by a written charter that can be found in the Governance section of the Investors section of our website at https://ir.smartm.com/. Information on our website is not incorporated by reference in this Proxy Statement. The NCG Committee charter complies with the guidelines established by Nasdaq.
The charter of the NCG Committee grants the NCG Committee authority to retain and terminate any advisers, including search firms to identify director candidates, and sole authority to approve all such advisers’ fees and other retention terms. In selecting candidates for recommendation to the Board, the NCG Committee considers the long-term interests of the shareholders, our needs, and the appropriate skills, characteristics, and experience of the candidates, including multiple factors that are more fully described below. We are committed to actively seeking candidates from underrepresented groups. In addition to candidates identified by Board members, the
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committee considers candidates proposed by shareholders and evaluates them using the same criteria. A shareholder who wishes to suggest a candidate for the committee’s consideration should follow the procedures described under the heading “When are other proposals and shareholder nominations for next year’s annual general meeting due?”
Listed below are the skills and experience that we consider important for our directors in light of our current business and structure.
•	Independence: To ensure the Board acts in the best interests of our shareholders, we seek to identify candidates who would be considered independent directors.
•
Senior Leadership Experience: Directors who have served in senior leadership positions are important to us because they have the experience and perspective to analyze, shape, and oversee the execution of important operational and policy issues.

•
Experience in Semiconductor and Electronic Equipment Manufacturing: Because we are a leader in the design and manufacturing of specialty solutions for the computing, memory, and LED markets, understanding of and experience with manufacturing and other operational processes is a valuable asset to the Board.

•
Technical Expertise: Because we design and manufacture specialty computing solutions, education or experience in relevant technology is useful for understanding our R&D efforts, competing technologies, the products and processes we develop, our manufacturing and assembly and test operations, and the market segments in which we compete.

•	Sales and Marketing Experience: Directors with sales, marketing, and brand management experience can provide expertise and guidance as we seek to grow sales and enhance our brand.
•
Government and International Experience: We are a global organization with R&D, manufacturing, assembly and test facilities, and sales and other offices in many countries, and we market our products to OEMs and commercial and government customers. Directors with global and government experience can provide valuable perspectives and insights regarding many important aspects of our business.

•
Public Company Board Experience: Directors with public company board experience understand the dynamics and operation of a corporate board, the relationship of a public company board to the CEO and other senior management personnel, the legal and regulatory landscape in which public companies must operate, the importance of particular agenda and oversight issues, and the oversight of an ever-changing mix of strategic, operational, regulatory, and compliance-related matters.

•
Gender and Ethnic Diversity: Members representing a mix of ages, genders, races, ethnicities, geographies, cultures, and other perspectives expand the Board’s understanding of the needs and viewpoints of our customers, partners, employees, governments, shareholders, the environment, and other stakeholders worldwide to further our emphasis on corporate social responsibility and effectively manage our human resources.

•
Financial Expertise: Directors with financial literacy, risk management experience, transactional experience (including M&A), and other financial expertise, such as audit management practices, including cybersecurity, can help us navigate compliance with complex and changing financial regulations, transactions, and other ongoing compliance matters.

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The following table summarizes our current directors’ voluntary self-identified diversity characteristics.
Board Diversity Matrix (as of December 13, 2022)

Board Size:
Total Number of Directors:	7

	Female	Male
Gender Identity:
Directors	2	5
Demographic Background:
Asian	0	1
White	2	4
Cybersecurity Committee
In June 2021, the Board formed the Cybersecurity Committee, which acts on behalf of the Board to oversee our information technology use, data security, and compliance with information security and data protection laws. Among other things, the Cybersecurity Committee is responsible for:
•	Cybersecurity: Overseeing our global IT strategy, including the quality and effectiveness of our policies and procedures with respect to its IT systems, enterprise cybersecurity, and privacy;
•
Data Collection: Overseeing the systems, controls, and procedures used by us and our business partners engaged to collect, create, use, maintain, process, and protect personal information and/or any information or assets of our customers, employees, and business partners (collectively, “Company Information Assets”);

•	Data Protection: Overseeing policies, procedures, plans, and execution intended to provide security, confidentiality, availability, and integrity of Company Information Assets;
•
Product Oversight: Providing high-level guidance on the risk of compromise of any of our products, services (including software), and processes and controlling procedures put in place to mitigate such risks;

•	New Acquisition IT: Overseeing, planning, and mitigating risk in relation to the integration of new acquisitions’ IT systems and data;
•	Incident Response: Overseeing any of our policies and procedures that pertain to our response to any material incidents;
•	Disaster Recovery: Periodically reviewing our disaster recovery capabilities with management;
•
Legal Compliance and Internal Audits: Overseeing our compliance with applicable information security and data protection laws and industry standards, and overseeing any internal audits of our IT systems and processes;

•	Risk Education and Culture: Overseeing our education of employees regarding cybersecurity, privacy, and related risks;
•	Cyber Insurance: Reviewing our cyber insurance policies to ensure appropriate coverage; and
•	Knowledge Management: Maintaining current knowledge of changing cyber security threats, countermeasures, and other information relevant to cybersecurity risk.
The Cybersecurity Committee includes directors with technology and cybersecurity experience and is currently composed of three directors: Messrs. Ingram and Papermaster (Chair) and Ms. Straub. Mr. Shah served as a
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member of our Cybersecurity Committee for a portion of fiscal 2022 until his resignation at the 2022 Annual General Meeting. During fiscal 2022, the Cybersecurity Committee held two meetings. At each of those meetings, the Cybersecurity Committee received updates from our Vice President, Information Technology, among other members of management, on technology investments, IT programs and operations, and our information security programs, matters, and efforts. Such efforts include employee information security training for new hires and our broader employee population on a regular basis. Management also timely briefs the Board on policy and regulatory cybersecurity matters.
The Cybersecurity Committee is governed by a written charter, which can be found in the Governance section of the Investors section of our website at https://ir.smartm.com/. Information on our website is not incorporated by reference in this Proxy Statement. The Cybersecurity Committee may request that our Chief Information Technology Officer and other appropriate Company personnel work with the committee to review strategic plans and implementation, as well as to check on any identified issues. The Cybersecurity Committee has the sole authority to retain and terminate any advisers, including cybersecurity or data privacy experts and legal counsel, and has sole authority to approve all such advisers’ fees and other retention terms. The Cybersecurity Committee also has the authority to conduct or authorize investigations into or studies of any matters within its scope of responsibilities.
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CORPORATE RESPONSIBILITY
We are committed to business practices that are environmentally sustainable in addition to being beneficial to our shareholders and the wider community. We set ambitious goals and make tangible investments to advance progress in the areas of environmental sustainability, governance and ethics, human capital, supply chain responsibility, and community engagement.
SGH’s Environmental, Social, and Governance (“ESG”) Steering Committee, which reports to our Board’s NCG Committee, meets regularly to develop and implement strategies for contributing to a more sustainable world for our people, communities, and the environment. The steering committee is made up of senior executives in Finance, Legal, Human Resources, Supply Chain and Operations, and Marketing and Communications. Our ESG Steering Committee reviews our policies, evaluates and sets long-term objectives, and approves public disclosures regarding corporate social responsibility. The NCG Committee is responsible for overseeing our ESG efforts. Our ESG Steering Committee updates the NCG Committee at least twice per year, and the NCG Committee updates the full Board.
In 2021, we achieved a number of goals related to improved safety in our operations, enhanced protection of our employees, and expanded sourcing of clean energy. In 2022, we furthered our commitment to these goals and committed to achieving net zero Scope 1 and Scope 2 carbon emissions by 2030, pledged to report our climate action and water management efforts publicly, and undertook a concerted effort to advance diversity, equity, and inclusion amongst our employees. Furthermore, we improved our CDP scores for climate change and water security from a D to a B- and from a C to a B-, respectively. Details on our 2021 sustainability performance and more information on our Future Impact Goals and our commitment to a sustainable future and a better world are included in our 2021 Environmental, Social, and Governance Report (our “ESG Report”). Information in our ESG Report is not incorporated by reference in this Proxy Statement or any of our filings with the SEC and is referred to for further information only.
Our ESG Goals
In 2022, we reaffirmed our commitment to the following goals established in 2021 with regard to climate action, diversity, equity, and inclusion, and governance (our “Future Impact Goals”):
Future Impact Goals
Environmental Sustainability
•Achieve net-zero Scope 1 and Scope 2 carbon emissions by 2030 with an interim goal of achieving a total of 75% renewable energy at our global operations by 2025 compared to our current level of renewable energy use.

•Commit to transparently reporting our climate action and water management efforts publicly and measuring our success against industry-accepted ESG frameworks, ratings, and scores.

Governance and Ethics	•Transparently report on our ESG program and meaningfully engage with stakeholders to integrate feedback and seek continuous and appropriate improvement on our ESG performance.
Diversity and Inclusion
•Collaborate with external partners such as Circa DiversityJobs, which promotes our open positions to individuals in Black, Hispanic, and LGBTQIA+ communities.

•Implement the findings of the 2021 gender compensation analysis in the United States, which will help us achieve our goal of pay parity across all genders, and continue to implement the findings of this year’s ethnicities compensation analysis to further our commitment to pay parity.

•Implement and fund activities and programs to drive recruitment, career support, and community building for underrepresented groups.

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Our commitment to climate action, governance, and diversity, equity, and inclusion is not only forward-thinking; we believe that it also creates value for SGH and our shareholders by contributing to more robust and inclusive planning and analysis around the pursuit of new market opportunities, greater brand recognition, and mitigation of costs and risks.
Our Governance and Ethics Framework
Corporate Governance
SGH believes that sound governance contributes to good corporate citizenship, competitive strength, investor confidence, long-term success, and sustained shareholder value. SGH is governed by the Board and the committees of the Board, which meet throughout the year. The Board and management regularly review and evaluate our corporate governance practices, policies, and procedures. SGH’s corporate governance documents, including the charters of the Audit Committee, Compensation Committee, NCG Committee, Cybersecurity Committee, as well as the Code of Business Conduct and Ethics, the Board’s Corporate Governance Guidelines, and the Whistleblower Policy are available on the SGH Corporate Governance page at www.ir.sghcorp.com.
Ethics and Compliance
SGH is committed to ethical business practices, as demonstrated by our Code of Business Conduct and Ethics, our Supplier Code of Conduct, and our membership in and commitment to the Responsible Business Alliance (“RBA”) and its code of conduct, which align with the United Nations (“UN”) Guiding Principles and its framework on the issue of human rights and transnational corporations and other business enterprises.
Privacy and Data Security
Our Board takes a direct interest in privacy, data security, and IP protection. In 2021, the Board formed the Cybersecurity Committee, which oversees information technology use and data security, including enterprise cybersecurity, data collection, and protection and compliance with information security and data protection laws in accordance with our ongoing implementation of our Information Security Risk Management framework, which is built on National Institute of Standards and Technology and International Organization for Standardization (“ISO”) standards.
Product Safety and Compliance
Product safety and compliance efforts are also central to SGH. For example, we work with our suppliers so that we have visibility into the components we use which, based on our suppliers’ transparency, are lead-free and compliant with the most current version of the European Union’s Restriction of Hazardous Substances directive. SGH also complies with the EU’s Registration, Evaluation, Authorization, and Restriction of Chemicals regulations to manage and mitigate the risks of chemical exposure for our employees, our community, and the environment.
Environmental Management Systems
SGH has established a quality, environment, health, and safety (“QEHS”) management system, which is aligned to the principles of ISO and defines elements by which SGH conducts its global business and the protection of its employees and stakeholders, the public, and the environment. It provides the framework to develop, implement, monitor, and improve QEHS objectives, targets, and performance standards to mitigate our exposure to risks. We conduct internal and external audits annually to maintain our standards of operation and maintain our ISO certification. The QEHS management system applies to all SGH’s business locations, units, and functions, as well as all aspects of our global business processes.
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Our Focus on Environmental Sustainability, Human Capital, Supply Chain Responsibility, and Community Engagement
Environmental Sustainability
As a global technology holding company involved in multiple lines of business, we are positioned to make a positive impact on our environment and in our communities. We believe it is our responsibility to ensure that we are deploying environmentally sustainable business practices to help minimize the impact of our operations on the environment.
Our environmental sustainability strategy and programs are managed by our ESG Steering Committee, which sets goals, tracks progress, and promotes compliance to legal requirements. The team meets regularly to seek out, identify, and address negative impacts that can be reduced or eliminated in order to foster a cleaner and healthier environment.
Energy Management
A significant portion of our operational greenhouse gas emissions can be attributed to our energy use. As a result, we are focused on our energy management as a part of our broader climate strategy. We take actions to measure, reduce, and report on our climate impact and proactively invest in projects that support conservation and renewable energy. At our facility in Atibaia, Brazil, we transitioned to 100% renewable energy sources in 2016. We have a Power Purchase Agreement in place at the facility, which accounts for approximately 19.2% of our total global electricity consumption (including consumption related to our recent acquisition of Cree Inc.’s LED products business unit (“CreeLED”)).
Water Management
SGH recognizes water as both a critical global resource and an essential part of our business operations. We monitor our water usage and consistently look for opportunities to reduce our water withdrawal and consumption. For example, our estimated global water reuse improved from 42% in 2018 to 61% and 65% in 2020 and 2021, respectively, and we expect to continue to improve in this regard.
Waste Management
SGH has a sustained focus on consuming fewer resources, producing less waste, and recycling and reusing as much as possible. In our packaging, we work to minimize or eliminate harmful substances, reduce the use of foam, and rely on recyclable materials such as corrugated cardboard. We also seek to reduce our production of hazardous waste and to repurpose the hazardous waste that we do produce.
Human Capital
At SGH, we value our employees and understand the importance of supporting their development and creating opportunities for their advancement. As part of our “put people first” mindset, we invest in key initiatives such as employee engagement and development; health, safety and wellness; and diversity, equity, and inclusion.
Employee Engagement and Development
We value and foster capable leadership that can meet the challenges of business growth while contributing to a supportive and inclusive company culture. At all locations, we provide our employees with performance assessments and evaluations. Where applicable, employees also have access to coaching programs and job-specific training. We also provide our employees with training on workplace culture and enrichment through our learning platform, which covers topics such as harassment, creating healthy work environments, inclusion, and global ethics and compliance.
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Health, Safety, and Wellness
We strive to provide and maintain a safe work environment and to promote overall wellness among employees. We prioritize employee wellbeing throughout our operations as well as through specific wellness programs. We also support mental health and wellness through our Employee Assistance Program, which offers free and confidential counseling and support for our employees and members of their households.
In 2020, as the global pandemic impacted every person, we made it a priority to ensure that our employees and their families were safe and healthy. In our U.S. offices in Newark, Fremont, and Tempe, we provided free weekly COVID-19 testing to all employees and diligently maintained contact tracing to aid our efforts to track and prevent the spread of the virus. In Penang, Malaysia, automated temperature and facial recognition systems were implemented to ensure that all on-site employees are healthy and protected. For our essential employees working on-site at our facilities, we took additional measures to ensure their ongoing health and safety. We distributed and trained users on the correct use of personal protective equipment and implemented social distancing, sanitization, and employee awareness and communication measures.
We promote a safe working environment by ensuring compliance with all related Occupational Safety and Health (“OSH”) Legislation, the ISO 45001 standard, and effective OSH procedures and policy implementation. We conduct health and safety programs such as Crime Prevention, Fire Prevention, and CPR Awareness to promote a healthier, safer workplace. In addition, risk assessments and periodic safety inspections performed by the QEHS team identify areas for improvement in safety and prevention in order to minimize safety-related incidents. We also support physical fitness through programs such as gym membership reimbursement and mental health and wellness through our employee assistance program.
Diversity, Equity, and Inclusion
We are committed to promoting diversity, equity, and inclusion. Diverse teams bring valuable perspectives and backgrounds to our company. Our employees represent various races, religious beliefs, gender identities and expressions, ages, national origins, and points of view, and our executive leadership team has been reorganized to include leaders from diverse backgrounds. Our non-discrimination policy, which is outlined in our employee handbook, articulates people-oriented and fair treatment principles in the recruitment, hiring, training, promotion, compensation, benefits, transfer, and disciplinary action of all employees.
Supply Chain Responsibility
Supply Chain Strategy
SGH strives to maintain sustainable supply chain practices to promote the highest environmental and social standards throughout our value chain. We work to be trusted supply chain partners by following all applicable laws and hold ourselves accountable against high ethical standards. We joined the RBA nearly a decade ago and have been committed to upholding their code of conduct (the “RBA Code of Conduct”) ever since. We also contractually require within our Supplier Code of Conduct that our suppliers adopt the RBA Code of Conduct and follow the principles and practices outlined therein and conduct periodic reviews to confirm such compliance.
Conflict Minerals
Responsible sourcing is integral to sourcing safe and ethically-created products. Our Conflict Minerals program was created to monitor the sourcing of tin, tantalum, tungsten, and gold from the Democratic Republic of Congo and adjoining countries, which are at risk of being mined and sold under the control of armed groups to finance conflict. We follow guidance from RBA’s Responsible Mining Initiative (“RMI”) so that we stay up-to-date with industry best practices that address the responsible sourcing of minerals in our supply chain. Consistent with the RMI, and to mitigate sourcing risks, we require all of our suppliers to complete the Conflict Minerals Reporting Template annually.
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Human Rights
SGH upholds human rights in our business practices and understands our responsibility to help people prosper globally through our products and our services and by providing a workplace that promotes meaningful work and growth. We do not allow any forms of forced labor, child labor, or bonded labor. Additionally, we require that non-exempt employees do not work over 40 hours without added compensation, and we do not employ underage workers. We require all suppliers to sign our Supplier Code of Conduct annually to promote accountability for human rights violations, including forced or involuntary labor, child labor, unfair wages and benefits, unfair working hours, discrimination, freedom of association, health and safety concerns, and conflict minerals.
Through the adoption of the RBA Code and through our own Code of Business Conduct and Ethics, we align our efforts to the UN Guiding Principles on Business and Human Rights, the UN Universal Declaration of Human Rights, the UN Global Compact, the International Labor Organization’s International Labor Standards, and the Office of Economic Cooperation and Development’s Guidelines for Multinational Enterprises.
Community Engagement
Throughout the world, we engage locally to make a positive impact in our communities by encouraging employees to volunteer and participate in charitable giving opportunities that matter to them. We support and host volunteer opportunities, and our employee donation matching program allows employees to select nonprofits for a company match of up to $2,500 per employee each calendar year.
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DIRECTOR COMPENSATION
The Compensation Committee is responsible for approving the compensation of our independent directors. As part of this process, the Compensation Committee periodically reviews the independent director compensation program to evaluate whether it is competitive with market practices after considering input from the Compensation Committee’s independent compensation consultant with respect to market data for the same peer group of companies as is used for evaluating executive compensation decisions. Following this review, for fiscal 2022, the Compensation Committee decided to adjust the independent director compensation program, which consists of the following, effective as of February 11, 2022:
Annual Retainers
Board Retainers	Chair	Member
Cash Retainer(1)	$ 110,000	$ 60,000
Equity Retainer		$150,000(2)(3)

Committee Cash Retainers(1)	Chair	Member
Audit	$30,000	$10,000
Compensation	$20,000	$7,500
Nominating & Corporate Governance	$15,000	$5,000
Cybersecurity Risk Management	$15,000	$5,000

(1)
Annual Cash Retainer: Annual cash retainers are paid quarterly. The Board chair retainer is inclusive of the Board member retainer and the Committee chair retainers are inclusive of payment for service as a committee member. There are no separate meeting fees.

(2)
Initial RSU Grant: Upon first being appointed to the Board and to cover the director’s annual equity retainer for the first partial year of service and his or her following full year of service on the Board, each new independent director will receive a pro-rated restricted share unit (“RSU”) grant, with the grant date fair value determined as follows: (x) $10,000, multiplied by (y) the number of months from the first day of the calendar month of appointment, through and including January 31st of the second January after appointment. These initial equity grants vest in part on the first anniversary of the grant date, with the remainder vesting the second January after the appointment (the “Initial Director RSUs”).

(3)
Annual RSU Grant: Each independent director who has served on the Board for at least twelve months will receive RSUs on the first Friday following the date of the annual shareholder meeting, with a grant date value of approximately $150,000 and vesting in full on the first anniversary (or, if earlier, on the date of the next annual shareholder meeting at which the director’s term would expire) (the “Annual Director RSUs”).

For purposes of RSU awards granted to our directors, grant date fair values are determined based on the closing price of our common stock at the close of trading on the last trading day immediately prior to the date of grant and are rounded down to the nearest whole share.
The Initial Director RSUs and the Annual Director RSUs fully vest upon a change in control.
We do not provide separate compensation for service on our Board to directors who also serve as our employees. We provide all of our directors with reimbursement for expenses incurred in connection with their service on our Board.
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Share Ownership Requirements
The Compensation Committee believes that, in order to more closely align the interests of our non-employee directors with those of our other shareholders, all independent directors who participate in our non-employee director compensation program (“Covered Directors”) should maintain a minimum level of equity interests in our ordinary shares. The Compensation Committee has adopted share ownership guidelines requiring ownership of three times the annual cash retainer for Covered Directors. Covered Directors are required to be in compliance with the policy by the later of: (i) March 31, 2024 and (ii) the date that is five years after appointment to the Board. As of the Record Date, all Covered Directors were in compliance with our share ownership guidelines or were in the five-year transition period.
The following table summarizes the compensation of our non-employee directors for fiscal 2022. Mr. Adams, who served as one of our executive officers, did not receive separate compensation for his service as a director during fiscal 2022. Information regarding the compensation received by Mr. Adams for fiscal 2022 is disclosed in the 2022 Summary Compensation Table in “Compensation Discussion and Analysis” below.
Director Compensation Table for Fiscal 2022
Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)(2)	Total ($)
Randy Furr	$90,000	$144,693	$234,693
Penny Herscher	$86,923	$172,970	$259,893
Bryan Ingram	$72,500	$144,693	$217,193
Sandeep Nayyar	$93,682	$144,693	$238,375
Mark Papermaster(3)	—	—	—
Mukesh Patel(4)	$32,308	—	$32,308
Ajay Shah(5)	—	—	—
Maximiliane Straub	$83,846	$144,693	$228,539
Jason White(6)	—	—	—
(1)
Represents the grant date fair value of each RSU award granted during fiscal 2022 in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For a discussion of assumptions used to calculate the FASB ASC Topic 718 grant date fair value, refer to the Share-Based Compensation Note to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 26, 2022.

(2)
Each of Messrs. Furr, Ingram, and Nayyar and Ms. Straub were granted 5,304 RSUs during fiscal 2022 and held such RSUs as of August 26, 2022. Ms. Herscher was granted 7,640 RSUs during fiscal 2022 and held such RSUs as of August 26, 2022. Mr. Shah held 1,350,000 stock options and 49,876 RSUs as of August 26, 2022. No other non-employee director held any equity awards as of August 26, 2022.

(3)	Mr. Papermaster was appointed to the Board in August 2022 and therefore served as a director for a portion of fiscal 2022.
(4)	Mr. Patel served as a member of our Board for a portion of fiscal 2022 until his resignation at the 2022 Annual General Meeting.
(5)
We did not provide separate compensation for service on our Board to directors who have been nominated by investment funds affiliated with Silver Lake Partners and Silver Lake Sumeru (collectively, “Silver Lake”). Mr. Shah was nominated to our Board by Silver Lake and, accordingly, was not compensated by the Company for his service on our Board. Mr. Shah did not participate in our non-employee director compensation program and served as a director for a portion of fiscal 2022 until his resignation effective as of the 2022 Annual General Meeting.

(6)
We did not provide separate compensation for service on our Board to directors who have been nominated by investment funds affiliated with Silver Lake. Mr. White was nominated to our Board by Silver Lake and, accordingly, was not compensated by the Company for his service on our Board. Mr. White served as a member of our Board for a portion of fiscal 2022 until his resignation at the 2022 Annual General Meeting.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
Our Board is presently composed of seven members who are divided into three classes, designated as Class I, Class II, and Class III. One class of directors is elected by the shareholders at each annual general meeting to serve from the time of their election until the third annual general meeting of shareholders following their election. Class I directors consist of Sandeep Nayyar and Maximiliane Straub. Class II directors consist of Randy Furr and Penelope Herscher. Class III directors consist of Mark Adams, Bryan Ingram, and Mark Papermaster. The current terms of our Class III directors expire at this year’s Annual General Meeting.
The following table sets forth information regarding the Board Nominees and other members of the Board as of December 13, 2022.
Name	Age	Position with SGH	Director Since	Class	Term Expires
Sandeep Nayyar	63	Director	2014	I	2024
Maximiliane Straub	58	Director	2019	I	2024
Randy Furr	68	Director	2017	II	2025
Penelope Herscher	62	Director	2021	II	2025
Mark Adams	58	Director, President, CEO, and Nominee	2020	III	2023
Bryan Ingram	58	Director and Nominee	2018	III	2023
Mark Papermaster	61	Director and Nominee	2022	III	2023
The NCG Committee has nominated Messrs. Adams, Ingram, and Papermaster as Class III director nominees for a three-year term expiring at the 2026 Annual General Meeting and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation, or removal.
A brief biography of each nominee and each continuing director is set forth below as of December 13, 2022, as well as information regarding the experience, qualifications, attributes, and/or skills of each nominee that led the NCG Committee to believe that the director should continue to serve on the Board. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.
Nominees for Election as Class III Directors for a Term Expiring at the 2026 Annual General Meeting
Mark Adams became our President and CEO as of August 31, 2020 and has served as a director since September 2020. Mr. Adams served as CEO of Lumileds, Inc. (“Lumileds”) from February 2017 until March 2019. Previously, Mr. Adams served as President of Micron Technology, Inc. (“Micron”) from February 2012 to February 2016. From 2006 to February 2012, Mr. Adams served in a number of positions at Micron, including as Vice President of Worldwide Sales and Vice President of Digital Media. Prior to joining Micron, Mr. Adams served as COO of Lexar Media, Inc. in 2006. Mr. Adams also served as Vice President of Sales and Marketing of Creative Labs, Inc. (“Creative Labs”) from 2002 to 2006. In addition, he held numerous roles at Creative Labs prior to 2002, including five years as General Manager of Latin America. Prior to joining Creative Labs, Mr. Adams spent five years in major account sales for the enterprise server business of NCR Corporation. Mr. Adams has served as a member of the board of directors of Seagate Technology PLC since 2017 and the board of directors of Cadence Design Systems, Inc. since 2015. Mr. Adams holds a Master of Business Administration from Harvard University, focused in finance and international marketing.
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As our top executive, Mr. Adams has direct responsibility for strategy development and execution. We believe that Mr. Adams’ substantial experience in investing and finance and his service as a senior executive and on the boards and board committees of technology companies, make him well qualified for service as a director of SGH.
Bryan Ingram has served as a director since October 2018. Mr. Ingram retired from Broadcom Inc. (“Broadcom”) effective March 20, 2020. Mr. Ingram served as Senior Vice President (“SVP”) and General Manager of Broadcom’s Wireless Semiconductor Division (“WSD”) from November 2015 to November 2019 and from 2007 to March 2013. As SVP and General Manager at WSD, Mr. Ingram oversaw the development, production, and marketing of Radio-Frequency components used in handsets and other communications devices. Mr. Ingram served as COO of Avago Technologies (“Avago”) from April 2013 until October 2015. In this role, he led the legacy Avago business units and operations. From 2005 to 2007, Mr. Ingram was Vice President of WSD. Prior to the founding of Avago from the Agilent Semiconductor Products Group (“SPG”) in 2005, Mr. Ingram was Vice President and General Manager of the SPG Wireless Semiconductor Division. From 1986 to 1999, Mr. Ingram held various management positions at HP Inc. and Westinghouse Electric Corporation. Mr. Ingram holds a Bachelor of Science in Electrical Engineering from the University of Illinois and a Master of Science in Electrical Engineering from Johns Hopkins University.
We believe that Mr. Ingram’s substantial experience as an executive at public companies in the technology sector, as well as his background in operations, business development, and marketing, make him well qualified for service as a director.
Mark Papermaster has served as a director since August 2022. Mr. Papermaster is an experienced Chief Technology Officer overseeing corporate technical direction and product development with a demonstrated history of delivering impactful, leading-edge products to market. He currently serves as Chief Technology Officer and Executive Vice President, Technology and Engineering, at Advanced Micro Devices, Inc. (“AMD”), where he is responsible for corporate technical direction, product development, advanced research, and the information technology foundation of compute infrastructure and services. Before joining AMD in October 2011, he held senior leadership positions at Cisco Systems, Inc., Apple, Inc., and International Business Machines Corporation. Mr. Papermaster holds a Bachelor of Science from the University of Texas at Austin and a Master of Science from the University of Vermont, both in Electrical Engineering. He is a long-term member of the University of Texas Cockrell School of Engineering Advisory Board, the Juvenile Diabetes Research Foundation, the CTO Forum Advisory Board, IEEE Industry Advisory Board, and Global Semiconductor Alliance Board of Directors.
We believe that Mr. Papermaster’s substantial engineering experience, including significant leadership roles managing the development of a wide range of products from microprocessors to mobile devices and high-performance servers, as well as his cyber, technology, and information security background as a Chief Technology Officer, make him well qualified for service as a director.
Resolution for Proposal No. 1:
Each of the following resolutions will be put to shareholders at the Annual General Meeting:
“RESOLVED, by ordinary resolution, that Mark Adams be appointed as a Class III director of the Board to serve until the Company’s 2026 Annual General Meeting of Shareholders or until his respective successor is duly elected and qualified or until his earlier death, resignation, or removal.
RESOLVED, by ordinary resolution, that Bryan Ingram be appointed as a Class III director of the Board to serve until the Company’s 2026 Annual General Meeting of Shareholders or until his respective successor is duly elected and qualified or until his earlier death, resignation, or removal.
RESOLVED, by ordinary resolution, that Mark Papermaster be appointed as a Class III director of the Board to serve until the Company’s 2026 Annual General Meeting of Shareholders or until his respective successor is duly elected and qualified or until his earlier death, resignation, or removal.”
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Class I Directors: Continuing in Office Until the 2024 Annual General Meeting
Sandeep Nayyar has served as a director since September 2014. Mr. Nayyar has been Vice President and CFO of Power Integrations, Inc., a supplier of high performance electronic components, from 2010 to the present. From 2001 to 2009, Mr. Nayyar served as Vice President of Finance for Applied Biosystems, Inc., a developer and manufacturer of life sciences products. From 1990 to 2001, Mr. Nayyar served in various senior finance roles including Vice President, Finance at Quantum Corporation, a computer storage company. Mr. Nayyar was with Ernst & Young LLP, a public accounting firm, from 1986 to 1990, including service as an Audit Manager. Mr. Nayyar holds a Bachelor of Commerce from the University of Delhi, India and is a Certified Public Accountant.
We believe that Mr. Nayyar’s experience in complex technology companies in the semiconductor, life sciences, and storage industries and the perspective he brings as a Certified Public Accountant make him well qualified for service as a director.
Maximiliane Straub has served as a director since April 2019. Ms. Straub has served with the Robert Bosch LLC companies (“Robert Bosch companies”) for over 27 years and currently serves as President Global Business Services Bosch, a position she has held since January 1, 2020. Ms. Straub also serves as CFO and Executive Vice President of Finance, Controlling, and Administration of Bosch North LLC, a position she has held since June 2010. Prior to joining the Robert Bosch companies, Ms. Straub held several financial positions within the semiconductor division of Siemens AG and Siemens Matsushita Components. Ms. Straub serves on the Board of Directors of Inforum, a professional organization focused on creating strategic connections to help advance professional women. In 2010, 2015, and 2020, Ms. Straub was recognized by Automotive News as one of the “Top 100 Women in the Auto Industry.” She is a guest lecturer for the University of Michigan Ross School of Business program “Ascending to the C-Suite: From Theory to Practice.” Ms. Straub served on the boards of directors of MTS Systems Corporation, Horizon Global Corporation, and AQuantia Corporation. Ms. Straub’s educational degrees include Industriekauffrau IHK and an Advanced Business Administration degree with thesis, Diplom-Betriebswirt from the University of Munich.
We believe that Ms. Straub’s substantial experience as an executive at public companies in the technology sector, as well as her extensive financial and operational expertise and her background in industrial technology, make her well qualified for service as a director.
Class II Directors: Continuing in Office Until the 2025 Annual General Meeting
Randy Furr has served as a director since September 2017. Mr. Furr joined Bloom Energy Corporation (“Bloom Energy”) in April 2015 and served as Executive Vice President and CFO until his retirement in 2020. Prior to Bloom Energy, he served as Corporate Executive Vice President and CFO of Spansion Inc. from June 2009 to March 2015, when it was acquired by Cypress Semiconductor Corporation. Mr. Furr has over 35 years of experience in the technology sector and is an experienced financial and operations executive. Mr. Furr also held senior executive positions as Executive Vice President and CFO at Magellan Navigation, Inc. from August 2008 to June 2009, and as COO and CFO at Aliph Brands, a consumer Bluetooth telephony device company, from April 2008 to August 2008. Prior to that, Mr. Furr was at Adobe Systems, Inc. (“Adobe”), where he served as Senior Vice President, Business Process Improvement from May 2007 to January 2008, as SVP and Interim Chief Information Officer from November 2006 to May 2007, and as Executive Vice President and CFO from May 2006 to November 2006. Before joining Adobe, Mr. Furr spent 13 years at Sanmina Corporation (“Sanmina”), an electronics manufacturing services provider, where he served as President and COO from 1996 to 2005 and as Executive Vice President and CFO from 1992 to 1996. Mr. Furr served as a member of the board of directors of Sanmina from 1998 until 2005. Mr. Furr holds a Bachelor of Business Administration from the University of Oklahoma and is a Certified Public Accountant.
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We believe that Mr. Furr’s substantial experience as an executive at several public companies in the technology sector and his background as a Certified Public Accountant make him well qualified for service as a director.
Penelope Herscher has served as a director since September 2021. Ms. Herscher is a seasoned technology public company board director, executive, and entrepreneur, with more than 15 years of experience as a high-tech CEO in Silicon Valley and more than 10 years of experience serving on public company boards of directors. She currently serves as chair of the board of directors at Lumentum Holdings, Inc. and Embark Trucks, Inc. and as a member of the board of directors of Faurecia SA and several private companies. Ms. Herscher previously served as a member of the board of directors of Verint Systems, Inc. from March 2017 to June 2021, PROS Holdings, Inc. from January 2018 to May 2021 and Rambus, Inc. from July 2006 to April 2018. Since 2004, Ms. Herscher held various executive positions as CEO of First Rain, Inc., Executive Vice President and Chief Marketing Officer of Cadence Design Systems, Inc., and CEO of Simplex Solutions. Ms. Herscher holds a BA Hons, MA in Mathematics from Cambridge University in England.
We believe that Ms. Herscher’s substantial experience as a director at public companies and as an executive in the technology sector make her well qualified for service as a director.
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PROPOSAL NO. 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2.
The Audit Committee of the Board has selected and approved of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending August 25, 2023. Deloitte has served as our independent registered public accounting firm since 2014. Representatives of Deloitte plan to attend the Annual General Meeting and will be available to answer appropriate questions from shareholders. They will also have the opportunity to make a statement if they desire to do so.
Neither our Articles of Association nor other governing documents or law require shareholder ratification of the selection of Deloitte as our independent registered public accounting firm; however, the Audit Committee of the Board is submitting the selection of Deloitte to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee of the Board determines that such a change would be in our best interests and the interests of our shareholders.
Auditor Fees and Services
The following is a summary of the fees and services provided to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates for fiscal 2022 and 2021:
	Fiscal Year
Description of Services Provided by Deloitte	2022	2021
Audit Fees(1)	$4,229,584	$5,672,815
Audit-Related Fees	—	—
Tax Fees(2)	247,981	230,459
All Other Fees(3)	3,790	3,790
TOTAL	$4,481,355	$5,907,064
(1)
Audit fees for Deloitte for fiscal 2022 and 2021 were for professional services rendered for the audits of our financial statements, review of interim financial statements, audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, assistance with registration statements filed with the SEC, and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. Fees for the fiscal year ended August 27, 2021 included amounts associated with our acquisition of CreeLED in March 2021 and our July 2021 secondary offering memorandum related to the sale of 3,000,000 ordinary shares by certain selling shareholders.

(2)
Includes fees for tax compliance, tax advice, and tax planning services. These services include assistance regarding federal, state, and international tax compliance, tax return review, tax audits, and miscellaneous consulting services.

(3)
Includes fees for professional services other than the services reported above. These services include permissible business advisory and consulting services, such as training seminars and subscriptions to an accounting regulatory database.

Pre-Approval Policies and Procedures
The Audit Committee or delegate thereof pre-approves the scope of the audit, audit-related, and tax services provided by our independent registered public accounting firm as well as all associated fees and terms, pursuant to pre-approval policies and procedures established by the Audit Committee, provided that such policies and procedures are detailed as to particular services; do not involve delegation to management of the Audit Committee’s responsibilities under its charter; and the Audit Committee is informed as to each such
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service for which the independent registered public accounting firm is engaged pursuant to such policies and procedures at its next scheduled meeting. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance, and independence and presents its conclusions to the full Board on at least an annual basis. All of the services provided by Deloitte in fiscal 2022 and 2021, and fees for such services, were pre-approved by the Audit Committee in accordance with these standards.
Resolution for Proposal No. 2:
The following resolution will be put to shareholders at the Annual General Meeting:
“RESOLVED, by ordinary resolution, that the selection by the Audit Committee of the Board of Directors of the Company of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending August 25, 2023 is ratified.”
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PROPOSAL NO. 3: APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 3.
Our Board is committed to excellence in governance. At our 2019 annual general meeting of shareholders, our Board recommended and our shareholders approved, in a non-binding advisory vote, that a non-binding advisory vote on executive compensation be held every year. Consistent with this preference expressed by our shareholders, the Board determined that our shareholders should be provided with an opportunity to vote on a say-on-pay proposal every year.
We utilize a “pay-for-performance” philosophy as the foundation for all decisions regarding compensation of our NEOs. In designing the compensation program for our NEOs, we start by evaluating our businesses’ objectives and take into account the complexity of our businesses in tailoring our compensation program toward furthering these objectives. We implement corporate governance best practices into our executive compensation programs, along with high standards of risk management, in order to protect the interests of our shareholders.
Our executive compensation philosophy and program, as approved by our Compensation Committee, have been central to our objective to attract, retain, and motivate individuals who can lead in our efforts to achieve superior shareholder returns. The Compensation Committee is engaged in reevaluating our compensation philosophy and our compensation programs and practices. Please refer to “Compensation Discussion and Analysis” below for a more detailed explanation of the compensation of our NEOs.
Pursuant to Schedule 14A of the Exchange Act, we are asking for shareholder approval, in the form of a non-binding advisory resolution, of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules, which includes the disclosure under “Compensation Discussion and Analysis” below, the compensation tables, and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation policies and practices described in this Proxy Statement. This advisory vote gives you, as a shareholder, the opportunity to endorse or not endorse the compensation of our NEOs through the following resolution:
Resolution for Proposal No. 3:
The following resolution will be put to shareholders at the Annual General Meeting:
“RESOLVED, by ordinary resolution, and in the form of an advisory resolution, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis section and compensation tables as well as the other narrative executive compensation disclosures contained in the Proxy Statement for the Annual General Meeting of Shareholders, is approved.”
While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on the Company, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of our shareholders. To the extent that there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
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OTHER INFORMATION RELATED TO SGH, THE DIRECTORS,
AND EXECUTIVE OFFICERS
Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters
Each of our ordinary shares entitles its holder to one vote. The following table presents the beneficial ownership of our shares as of December 13, 2022 for:
•	Each of our NEOs (as defined in our “Compensation Discussion and Analysis” below);
•	Each of our directors;
•	Each person known to us to be the beneficial owner of more than 5% of our ordinary shares; and
•	All of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole or shared voting and investment power with respect to all ordinary shares that they beneficially own, subject to applicable community property laws.
Ordinary shares subject to options under the SMART Global Holdings Amended and Restated 2017 Share Incentive Plan (as amended, the “Plan”) that are currently exercisable or exercisable within 60 days of December 13, 2022 and RSUs scheduled to be released within 60 days of December 13, 2022 (excluding any performance or market-based awards where the performance or market conditions have not been satisfied as of such date) are deemed to be outstanding and beneficially owned by the person holding the options or the RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares potentially issuable upon conversion of our convertible senior notes due 2026 are not deemed to be outstanding. Percentage ownership is based on 49,244,162 ordinary shares outstanding on December 13, 2022.
Unless otherwise indicated, the mailing address of each of the individuals below is c/o SMART Global Holdings, Inc., 39870 Eureka Drive, Newark, California 94560.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Shares Beneficially Owned
5% Shareholders:
BlackRock, Inc.(2)	6,594,880	13.4%
Ameriprise Financial, Inc.(3)	5,705,892	11.6%
The Vanguard Group(4)	4,251,232	8.6%
Yiheng Capital Management, L.P.(5)	2,953,992	6.0%
State Street Corporation(6)	2,678,876	5.4%
Directors and Named Executive Officers:
Mark Adams(7)	1,158,307	2.3%
Randy Furr(8)	42,964	*
Penelope Herscher(9)	5,484	*
Bryan Ingram(10)	28,860	*
Sandeep Nayyar(11)	33,776	*
Mark Papermaster	—	*
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Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Shares Beneficially Owned
Maximiliane Straub(12)	33,306	*
Jack Pacheco(13)	329,829	*
Ken Rizvi(14)	84,866	*
Claude Demby(15)	32,540	*
Thierry Pellegrino(16)	38,767	*
All directors and current executive officers as a group (Board Size: 12 persons)(17)	1,816,968	3.7%
*	Represents beneficial ownership of less than 1.0%.
(1)	Shares shown in the table include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee, or trustee for the beneficial owner’s account.
(2)
Includes (i) 6,594,880 shares over which BlackRock, Inc. (“BlackRock”) possesses sole voting power and (ii) 6,559,204 shares over which BlackRock possesses sole dispositive power. The information presented for BlackRock, Inc. is based on a Schedule 13G/A filed with the SEC on February 7, 2022 with respect to ordinary shares held as of December 31, 2021. The number of shares have been adjusted to reflect our two-for-one share split, which was effected on February 1, 2022. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
Includes (i) 5,533,826 shares over which Ameriprise Financial, Inc. (“Ameriprise”) and 5,529,656 shares over which Columbia Management Investment Advisers, LLC (“Columbia Management”) have shared voting power, (ii) 5,705,892 shares over which Ameriprise and 5,701,070 shares over which Columbia Management have shared dispositive power, and (iii) 2,652,096 shares over which Columbia Seligman Technology and Information Fund (“Columbia Fund”) has sole voting power and shared dispositive power. Ameriprise and Columbia Management do not directly own any ordinary shares. As the investment adviser to Columbia Fund and various other unregistered and registered investment companies and other managed accounts, Columbia Management may be deemed to beneficially own the shares reported by Columbia Fund. Accordingly, the shares reported in the Schedule 13G/A referenced below by Columbia Management include those shares separately reported by Columbia Fund. As the parent holding company of Columbia Management, Ameriprise may be deemed to beneficially own the shares reported in the Schedule 13G/A by Columbia Management. Accordingly, the shares reported herein by Ameriprise include those shares separately reported by Columbia Management. Each of Ameriprise and Columbia Management disclaims beneficial ownership these shares. The information presented for Ameriprise, Columbia Management, and Columbia Fund is based on a Schedule 13G/A filed with the SEC on February 14, 2022 with respect to ordinary shares held as of December 31, 2021. The number of shares have been adjusted to reflect our two-for-one share split, which was effected on February 1, 2022. The address of Ameriprise is 1099 Ameriprise Financial Center, Minneapolis, MN 55474, and the address for Columbia Management and Columbia Fund is 290 Congress Street, Boston, MA 02210.

(4)
Includes (i) 75,372 shares over which The Vanguard Group (“Vanguard”) has shared voting power, (ii) 4,141,296 shares over which Vanguard has sole dispositive power, and (iii) 109,936 shares over which Vanguard has shared dispositive power. Vanguard’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the ordinary shares. The information presented for Vanguard is based on a Schedule 13G/A filed with the SEC on February 10, 2022 with respect to ordinary shares held as of December 31, 2021. The number of shares have been adjusted to reflect our two-for-one share split, which was effected on February 1, 2022. The address for Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

(5)
Includes 2,953,992 shares over which Yiheng Capital Management, L.P. (“Yiheng Capital”) has sole voting and investment power. Yuanshan Guo is the managing member of Yiheng Capital. Each of Yiheng Capital and Yuanshan Guo disclaims beneficial ownership of the ordinary shares except to the extent of that person’s pecuniary interest therein. The number of shares listed for Yiheng Capital is based on a Schedule 13F filed with the SEC on November 14, 2022 with respect to ordinary shares held as of September 30, 2022. The address for Yiheng Capital is 101 California Street, Suite 2880, San Francisco, CA 94111.

(6)
Includes (i) 2,608,420 shares over which State Street Corporation (“State Street”) has shared voting power and (ii) 2,678,876 shares over which State Street has shared dispositive power. The information presented for State Street is based on a Schedule 13G filed with the SEC on February 10, 2022 with respect to ordinary shares held as of December 31, 2021. The number of shares have been adjusted to reflect our two-for-one share split, which was effected on February 1, 2022. The address for State Street is State Street Financial Center, 1 Lincoln Street, Boston, MA 02111.

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(7)
Consists of (i) 810,231 shares held of record by Mr. Adams, (ii) 19,640 shares held through the Adams Family Trust, and (iii) 328,436 shares issuable pursuant to outstanding share options and RSUs held by Mr. Adams that are currently exercisable or will be exercisable or are scheduled to be released within 60 days of December 13, 2022.

(8)
Consists of (i) 37,660 shares held of record by Mr. Furr and (ii) 5,304 shares issuable pursuant to outstanding RSUs held by Mr. Furr that are scheduled to be released within 60 days of December 13, 2022.

(9)
Consists of (i) 3,236 shares held of record by Ms. Herscher and (ii) 2,248 shares issuable pursuant to outstanding RSUs held by Ms. Herscher that are scheduled to be released within 60 days of December 13, 2022.

(10)
Consists of (i) 23,556 shares held of record by Mr. Ingram and (ii) 5,304 shares issuable pursuant to outstanding RSUs held by Mr. Ingram that are scheduled to be released within 60 days of December 13, 2022.

(11)
Consists of (i) 28,472 shares held of record by Mr. Nayyar and (ii) 5,304 shares issuable pursuant to outstanding RSUs held by Mr. Nayyar that are scheduled to be released within 60 days of December 13, 2022.

(12)
Consists of (i) 28,002 shares held of record by Ms. Straub and (ii) 5,304 shares issuable pursuant to outstanding RSUs held by Ms. Straub that are scheduled to be released within 60 days of December 13, 2022

(13)
Consists of (i) 158,507 shares held of record by Mr. Pacheco and (ii) 171,322 shares issuable pursuant to outstanding share options and RSUs held by Mr. Pacheco that are currently exercisable or will be exercisable or are scheduled to be released within 60 days of December 13, 2022.

(14)
Consists of (i) 75,556 shares held of record by Mr. Rizvi and (ii) 9,310 shares issuable pursuant to outstanding share options and RSUs held by Mr. Rizvi that are currently exercisable or will be exercisable or are scheduled to be released within 60 days of December 13, 2022.

(15)
Consists of (i) 19,184 shares held of record by Mr. Demby and (ii) 13,356 shares issuable pursuant to outstanding share options and RSUs held by Mr. Demby that are currently exercisable or will be exercisable or are scheduled to be released within 60 days of December 13, 2022.

(16)
Consists of (i) 32,209 shares held of record by Mr. Pellegrino and (ii) 6,558 shares issuable pursuant to outstanding share options and RSUs held by Mr. Pellegrino that are currently exercisable or will be exercisable or are scheduled to be released within 60 days of December 13, 2022.

(17)
Includes (i) 1,246,670 shares held of record by our executive officers and directors, (ii) 19,640 shares indirectly held of record by our executive officers and directors, and (iii) 550,657 shares issuable pursuant to outstanding share options and RSUs that are currently exercisable or will be exercisable or are scheduled to be released within 60 days of December 13, 2022.

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Executive Officers
The following table sets forth information concerning our executive officers as of December 13, 2022 (other than for Mr. Adams, our CEO, whose biographical information appears above under “Proposal No. 1: Election of Directors–Nominees for Election as Class III Directors for a Term Expiring at the 2026 Annual General Meeting”).
Name	Age	Position with SGH
Jack Pacheco	62	Executive Vice President and Chief Operating Officer, SGH and President, Memory Solutions
Ken Rizvi	47	Senior Vice President and Chief Financial Officer, SGH
Joseph Clark	50	Senior Vice President, SGH and President, LED Solutions
Anne Kuykendall	45	Vice President and General Counsel, SGH
Thierry Pellegrino	47	Senior Vice President, SGH and President, Intelligent Platform Solutions
Jack Pacheco has served as our Executive Vice President, COO and President, SMART Memory Solutions since September 2020. He previously as our SVP, COO, and CFO from October 2011 to September 2020. Previously, from 2004 to 2008, Mr. Pacheco served as our CFO. Prior to rejoining us, from 2008 to 2011, Mr. Pacheco served as Vice President and CFO of Mirion Technologies, Inc., a provider of radiation detection, measurement, analysis, and monitoring products. From 2001 to 2004, Mr. Pacheco served as CFO for Ignis Optics, Inc., an optical components startup acquired by Bookham Technology Inc. Mr. Pacheco holds a Master in Business Administration from Golden Gate University and a Bachelor of Science in Business Administration from Washington State University.
Ken Rizvi has served as our SVP and CFO since February 2021. Bringing a strong blend of international finance, accounting, and strategy experience, in addition to his years of financial leadership in the technology industry, he is well-suited to lead SGH’s global finance organization. Mr. Rizvi joined us from UTAC Holdings Ltd. (“UTAC”), a global semiconductor assembly and test services provider, where he served as CFO from June 2018 until February 2021. Prior to joining UTAC, he served as CFO at Isola Group and also served as Vice President of Finance & Treasurer at Micron. Mr. Rizvi has more than 20 years of experience in the technology industry with senior leadership roles at UTAC, Isola, ON Semiconductor, and Micron. He has also served as an associate with Technology Crossover Ventures, a leading private equity and venture capital firm, and as an investment banker at Morgan Stanley. Mr. Rizvi holds an Executive Master of Business Administration from the W.P. Carey School of Business at Arizona State University and a Bachelor of Arts in Economics from Yale University.
Joseph Clark has served as our SVP President of LED Solutions since September 2022. He brings to SGH more than 25 years of experience in lighting and technology industries. He joined CreeLED in 1998 where he began his career as an R&D Engineer in LED Epitaxy. In the years following until 2017, Mr. Clark held various leadership roles, ultimately, ending as Head of LED R&D. Subsequently, he led the Board & Module business as Vice President of Integrated Lighting Solutions. Before Mr. Clark’s appointment to President, he led worldwide LED operations, including strategy and engineering, as Vice President of Global Operations. Prior to CreeLED and SGH, Mr. Clark worked for Intel Corporation as a Characterization and Yield Engineer. Mr. Clark holds a Bachelor of Science and Master of Science in Materials Science and Engineering from North Carolina State University and more than 12 patents related to LED lighting.
Anne Kuykendall has served as our Vice President, General Counsel, and Chief Compliance Officer since April 2021. Most recently, Ms. Kuykendall served as General Counsel and Head of HR for MariaDB Corporation Ab. Prior to that, she served in various legal leadership roles with DriveOn, Inc., Cloudera, Inc., and Cadence Design Systems, Inc. Ms. Kuykendall earned her Juris Doctor at the University of California, Berkeley School of Law, and holds a Master’s and Bachelor of Arts degree from Stanford University.
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Thierry Pellegrino has served as our Senior Vice President and President, Intelligent Platform Solutions since March 2021. He joined SGH from Dell Technologies, Inc. (“Dell”), where he served as Vice President of Datacentric Workloads and Solutions and General Manager of the High Performance Computing and Artificial Intelligence businesses. Throughout his tenure with Dell, he held several senior leadership positions, including heading the business strategy for the Server business and leading Dell’s OEM Engineering organization. Mr. Pellegrino earned a master’s degree in engineering at Ecole Centrale de Lyon and a Master of Science in Electrical and Electronics Engineering at Penn State University.
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COMPENSATION DISCUSSION AND ANALYSIS
OUR NAMED EXECUTIVE OFFICERS
Name	Title
Mark Adams	President and Chief Executive Officer, SGH
Ken Rizvi	Senior Vice President and Chief Financial Officer, SGH
Jack Pacheco	Executive Vice President and Chief Operating Officer, SGH and President, Memory Solutions
Claude Demby	Former Senior Vice President, SGH and President, LED Solutions*
Thierry Pellegrino	Senior Vice President, SGH and President, Intelligent Platform Solutions
* Effective September 2, 2022, Mr. Demby retired as Senior Vice President of SGH and President of LED Solutions and has agreed to provide consulting services to the Company through April 30, 2023. Please see the “Other Elements of Our 2022 Executive Compensation Program – Consulting Arrangement” for a description of his consulting agreement. Mr. Demby was not entitled to any severance benefits in connection with his retirement.
OVERVIEW
Our Compensation Discussion and Analysis is divided into three sections:
Executive Summary	•	Fiscal 2022 Business Highlights
	•	Fiscal 2022 Executive Compensation Structure and Mix
	•	SGH’s Executive Compensation Practices
	•	2022 Say-on-Pay Vote
	•	Investor Engagement
How We Make Executive Compensation Decisions	•	Executive Compensation Philosophies and Objectives
	•	Role of the Board, the Compensation Committee, and Our Executive Officers
	•	Guidance from Independent Compensation Consultant
	•	Comparison to Relevant Peer Group
Elements of Executive Compensation	•	Base Salary
	•	Short-Term Cash Incentive Compensation
	•	Equity Compensation
	•	Other Elements of Our 2022 Executive Compensation Program
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EXECUTIVE SUMMARY
Fiscal 2022 Business Highlights
Our transformational journey began two years ago, in fiscal 2021, when we introduced an almost entirely new executive leadership team, shifted our strategic direction, and reorganized into three separate but related business units: Memory Solutions, LED Solutions, and Intelligent Platform Solutions (“IPS”). During this transformative year, we delivered strong results: net sales of $1.5 billion, up 33.7% versus the prior year; GAAP gross margin of 20.5%, up 120 basis points versus the prior year; non-GAAP gross margin of 22.2%, up 240 basis points versus the prior year; GAAP EPS of $0.83 compared with ($0.05) in the prior year; and non-GAAP EPS of $5.22, up 102.0% versus the prior year. (The fiscal 2021 and prior-year GAAP and non-GAAP EPS are not adjusted to reflect our two-for-one share split, which was effected on February 1, 2022.)
More recently, in fiscal 2022, we built on this strong foundation to achieve record annual net sales, record GAAP gross margin, and record adjusted EBITDA. We also completed our acquisition of Stratus Technologies, Inc. just days after the end of fiscal 2022, better positioning IPS for continued growth. The following table highlights some of our key results for fiscal 2022.

Net Sales	GAAP Gross Margin	GAAP EPS
↑ 21.2% to $1.8b	↑ 440 bps to 24.9%	↑ 197.6% to $1.22
Non-GAAP Gross Margin*	**Non-GAAP EPS***	**GAAP Net Income**
↑ 370 bps to 25.9%	↑ 38.7% to $3.62	↑ 212.3% to $66.6m
Adjusted EBITDA*	**GAAP Operating Income**	**Non-GAAP Operating Income***
↑ 39.8% to $262.6m	↑ 107.5% to $114.5m	↑ 41.6% to $227.6m

*	Please refer to Appendix A for a reconciliation of each of the non-GAAP amounts discussed in this section.
Equally important was our commitment to responsible business practices and sound governance. In fiscal 2022, a significant portion of total executive compensation was again tied to Company and individual performance through a combination of cash performance incentives and equity compensation. Our pay-for-performance model strikes a balance between connecting pay to performance and attracting, retaining, and motivating our executives in an intensely competitive market and challenging macroeconomic environment.
In addition, in response to our own goals, investor feedback, and the Say-on-Pay vote at our 2022 Annual General Meeting, we took steps to improve our executive compensation program by reducing our burn rate, managing our overhang, eliminating unusual equity grants and guaranteed bonuses, and examining gender pay equity in the United States. While our burn rate over the prior three years was high compared to our peers, we have significantly lowered it to 5.9% for fiscal 2022, aligning us with our peers’ three-year average. The Audit Committee also authorized a $75 million share repurchase plan, returning capital to our shareholders,
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maintaining a prudent balance sheet, and addressing our overhang. We also adhered rigorously to our structured short-term cash incentive plan and did not pay any guaranteed bonuses in fiscal 2022. And finally, we conducted a robust gender pay equity study in the United States to inform our efforts to ensure pay parity amongst our employees.
In fiscal 2022, despite ongoing macroeconomic challenges such as the COVID-19 pandemic, continuing supply chain constraints, inflation, and constricting fiscal policy at the federal level, we consistently demonstrated our ability to execute operationally.
Fiscal 2022 Executive Compensation Structure and Mix
Our executive compensation program is built on a performance-driven culture and shareholder-focused executive compensation philosophies and objectives, as described below under “Executive Compensation Philosophies and Objectives.” The following table outlines each of the principal elements of our fiscal 2022 annual executive compensation program:
Pay Element
	Base Salary	Short-Term Cash Incentive Compensation	Time-Based RSUs	Performance-Based RSUs
Recipients	All NEOs	All NEOs	All NEOs	All NEOs
When Granted	Annually	Annually	Annually	Annually
Form of Delivery	Cash	Cash	Equity	Equity
Type of Performance	Short-term emphasis	Short-term emphasis (variable)	Long-term emphasis (variable)	Long-term emphasis (variable)
Performance/Vesting Period	Annual, fixed	One year
Four years. One quarter of the shares subject to grant vest approximately one year from the date of grant, with the remainder vesting quarterly over three years thereafter, subject to continued service through the applicable vesting date
Three years
How Payout Is Determined	Compensation Committee determination	Based upon objectives established by Compensation Committee	Service throughout the vesting period	Attainment of performance condition(s) and service throughout performance period and vesting date
2022 Performance Measures	Individual
Performance is weighted 75% based on financial performance (net sales and non-GAAP operating income) and 25% based on individual performance, which includes matters related to environmental, social, and governance issues
			Share price	Total shareholder return relative to Russell 2000
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† These charts reflect the value of the 2022 target total direct compensation opportunity with respect to our CEO and other NEOs as follows: (i) annual salary for fiscal 2022; (ii) target fiscal 2022 short-term cash incentive program opportunity; and (iii) the grant date fair value of equity awards granted during fiscal 2022.
SGH’s Executive Compensation Practices
The Compensation Committee reviews our executive compensation program on an ongoing basis in order to evaluate it against our executive compensation philosophies and objectives as well as shareholder interests. The Compensation Committee established the following practices in order to achieve our executive compensation objectives:
Our Executive Compensation Practices
✔
Substantial percentage of target annual compensation is at risk and delivered in the form of variable compensation tied to financial performance measured against pre-established annual operating plan targets or our share price

✔
Emphasis on performance in our short-term and long-term incentive programs, where actual payouts vary based on Company performance against both Company-specific and relative metrics (including for fiscal 2022 and fiscal year 2023 (“fiscal 2023”). Under the cash incentive program, Company performance is measured on an annual basis against pre-established financial metrics. And, with regard to an executive’s annual equity grant, 50% of the grant was in the form of performance-based stock units (“PSUs”) with vesting tied to the achievement of total shareholder return relative to the Russell 2000 over a three-year performance period

✔	Market comparison of executive compensation against a relevant peer group
✔	Independent Compensation Committee
✔	Use of an independent compensation consultant that provides no other services to the Company and reports directly to the Compensation Committee
✔	Robust share ownership guidelines
✔	Clawback policy
✔	Annual Say-on-Pay vote
✔	Limited perquisites
✔	No excessive severance benefits
✔	Payment of dividends or dividend equivalents on unearned performance-based equity awards is not permitted under our long-term incentive plan until such awards vest and/or are earned
✔	Prohibition on hedging, pledging or short sales of our securities
✔	Pay equity study in the United States designed to inform our efforts to ensure pay parity amongst our employees
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2022 Say-on-Pay Vote
The Compensation Committee is focused on aligning our executive compensation program with the interests of our shareholders. In January and February 2022, we reached out to our top 25 shareholders, representing 78.4% of our shares outstanding as of the record date for our 2022 Annual General Meeting. While many shareholders expressed concerns related to past compensation practices, they were receptive to the revised compensation practices that the Compensation Committee was implementing in connection with the new management team. At our 2022 Annual General Meeting, 56% voted to approve our compensation practices. The Compensation Committee believes that the outcome of this vote reflects shareholder concerns with past pay practices. In our conversations with shareholders in January and February 2022, we discussed shareholder concerns with the fiscal 2021 compensation program's (a) six-month performance-period for executive bonuses, (b) lack of ESG goals for executive bonuses, (c) lack of performance-based equity awards that measure performance on a relative basis, (d) new hire-compensation that included guaranteed bonuses, and (e) compensation of the prior executives. As discussed in more detail below, fiscal 2022's compensation program shifted to (i) a twelve-month performance period for executive bonuses, (ii) formal consideration of ESG in awarding executive bonuses, (iii) performance-based equity that measures performance relative to a pre-established peer group, and (iv) no guaranteed bonuses. Many of our shareholders indicated support for the Compensation Committee’s change in approach, as well as its commitment to continuing to addressing shareholder concerns in the years ahead.
Investor Engagement
We believe in listening to our shareholders. Each year, we conduct outreach to shareholders in order to solicit feedback on matters including our executive compensation and corporate governance practices. Last year, with the support of MacKenzie Partners, Inc., we reached out to our top 25 shareholders in advance of our 2022 Annual General Meeting. We had a response rate of approximately 50% and spoke with every shareholder who accepted our invitation to meet. In addition, throughout the year, the Company engages with our shareholders and is available to discuss our executive compensation practices. We value the input of our shareholders and have revised our compensation philosophy in direct response to their feedback.
To ensure effective and transparent communication with our shareholders, we convey relevant information through our Investor Relations website, our Annual Report, and this Proxy Statement.
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Based on insights from shareholders, particularly during fiscal 2022, we identified the issues of greatest concern to our shareholders and responded with the following policy changes:
What We Heard from Investors	How We Responded
Executive Compensation: Investors would like to see executive compensation more closely tied to performance and more closely aligned with shareholder returns.
•For fiscal 2022 and 2023, 50% of the annual equity grant to each of our NEOs included PSUs with vesting tied to the achievement of total shareholder return goals relative to the Russell 2000 over a three-year performance period. The remaining, time-based RSUs vest, subject to continued service, over a longer four-year vesting period.

•More than 74% of executive compensation is weighted towards at-risk, variable incentive awards (short-term cash incentives and equity grants) rather than base salaries. No guaranteed bonuses were paid in fiscal 2022.

•Beginning in fiscal 2022, performance under the short-term cash incentive executive compensation was measured on an annual basis rather than every six months. We set robust goals for our cash incentive program taken from our Board-approved annual operating plan. For fiscal 2022, our net sales performance target was set at $1.78 billion, an increase of 18.7% over our fiscal 2021 net sales, and our non-GAAP operating income performance target was set at $189 million, an increase of 17.5% over our fiscal 2021 non-GAAP operating income. We adhered rigorously to our structured short-term cash incentive plan.

•There were no increases to base salaries from the levels in place in fiscal 2021.

•Executive departures in fiscal 2022, such as the retirement of Claude Demby, were not coupled with equity award acceleration or severance benefits.

•We significantly lowered our burn rate to 5.9% for fiscal 2022, which brought us into alignment with the three-year average of our peers. In addition, the Audit Committee authorized a $75 million share repurchase plan, returning capital to our shareholders, strengthening our balance sheet, and reducing our overhang.

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What We Heard from Investors	Our Perspective / How We Responded
Board Composition: Investors would like to see a diverse Board with a greater proportion of independent directors.
•We have increased the number of women in leadership positions on the Board. Ms. Herscher has served as our independent Chair of the Board since February 2022, and Ms. Straub has served as chair of our NCG Committee since September 2021.

•If all director nominees are elected at this Annual General Meeting, 29% of our directors will be female.

•We increased the number and proportion of independent directors on our Board. If all director nominees are elected at this Annual General Meeting, 86% of our directors will be independent (i.e., all except our CEO).

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What We Heard from Investors	Our Perspective / How We Responded
ESG Disclosures and Governance: Investors would like to see more disclosure regarding how our Board oversees our ESG practices and goals.
•In fiscal 2021, we formed an ESG steering committee and released our 2020 Environmental, Social, and Governance Report, which provides detailed information on our Future Impact Goals and our commitment to a sustainable future and a better world. In fiscal 2022, we released our 2021 Environmental, Social, and Governance Report, which demonstrated our year-over-year progress on ESG concerns.

•We established measurable ESG goals, including a commitment to achieve net-zero Scope 1 and Scope 2 carbon emissions by 2030; a commitment to attract more diverse candidates by collaborating with external partners such as Circa DiversityJobs, which promotes our open positions to individuals in Black, Hispanic, and LGBTQIA+ communities; and a commitment to substantially improve our public scores against industry-accepted ESG frameworks by 2024.

•We conducted a robust gender pay equity study in the United States to inform our efforts to ensure pay parity amongst our employees.

•We updated our share ownership guidelines for directors and executive officers to disallow the inclusion of unexercised options to meet such guidelines, which puts us in line with recent updates to ISS’s stock ownership guidelines.

•We appointed Mark Papermaster as chair of our Cybersecurity Risk Management Committee of the Board, leveraging his experience and expertise to improve oversight of our information technology use, data security, and compliance with information security and data protection laws.

•Beginning in fiscal 2022, our Compensation Committee considered ESG when assessing individual performance for the purpose of awarding executive bonuses. In fiscal 2023, the committee established measurable ESG goals for assessing executive performance. Ten percent of each executive’s target bonus is affected by performance on predetermined ESG goals focused on human capital and environmental stewardship. This performance will be measured year-over-year using a scorecard-based approach.

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HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS
Executive Compensation Philosophies and Objectives
Our executive compensation program is designed around five primary objectives:
•	Aligning executive and shareholder interests;
•	Maintaining relatively modest levels of guaranteed compensation relative to our peer group and other comparably sized companies;
•	Motivating and rewarding executives for performance against our annual operating plan;
•	Attracting, motivating, and retaining qualified executives; and
•	Improving quality of life by way of health and welfare benefits.
In furtherance of these objectives, the variable components of our executive compensation program tie significant portions of total compensation to Company and individual performance, using a combination of cash performance incentives and equity compensation. The Compensation Committee believes that the executive compensation program should motivate the executive officers to drive strong and sustained performance for SGH. Accordingly, executive compensation is weighted towards at-risk, variable incentive awards — short-term cash incentives and equity grants — rather than base salaries. This focus on performance and equity aligns our executive compensation with the performance of individuals and the Company as a whole and the interests of our shareholders. Furthermore, aligning compensation with performance allows us to avoid “pay for failure” arrangements with our executives and instead incentivizes strong executive performance.
At-Risk Executive Compensation
Pay Element	Philosophies and Objectives
Performance-Based Equity Awards	•Directly links compensation to relative total shareholder return goals and/or other performance-based metrics
Time-Based Equity Awards
•Supports executive retention by tying awards to specific timelines

•Provides an opportunity for executives to benefit from the creation of shareholder value over time

•Provides appropriate incentive to drive Company performance

Short-Term Cash Incentive Program
•Ties fiscal 2022 performance goals to net sales and non-GAAP operating income in order to incentivize top-line growth and profitability

•Fiscal 2022 performance goals are designed to be challenging but achievable, and are taken directly from the Board-approved annual operating plan

•Does not include any guaranteed bonuses in fiscal 2022

•Assesses performance based on human capital and environmental, social, and governance matters, with specific, measurable metrics established for fiscal 2023

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Role of the Board, the Compensation Committee, and Our Executive Officers
At least once per year (prior to awarding short-term cash incentive compensation), the CEO assesses each NEO’s performance, taking into account accomplishments, areas of strength, and opportunities for development. The CEO bases this evaluation on his knowledge of each NEO’s performance and the individual’s self-assessment. Starting in fiscal 2022, this evaluation also includes a review of the NEO’s progress on ESG matters, which is presented to the Compensation Committee and informs the CEO’s recommendations for any upward or downward adjustments to compensation and the actual payout amount of the short-term cash incentive. Our Compensation Committee considered ESG in determining individual performance when calculating executive bonuses in fiscal 2022, as described below. For fiscal 2023, ten percent of each executive’s target bonus will be affected by performance on predetermined, measurable ESG goals related to human capital and environmental stewardship. This performance is measurable year-over-year using a scorecard approach. NEOs, including our CEO, do not propose or seek approval of their own compensation or participate in the discussion of their performance with the Compensation Committee. After considering the CEO’s recommendations and a variety of other factors outlined below, the Compensation Committee has final authority to implement any changes to the compensation of each NEO.
The CEO’s annual performance review is conducted by the Compensation Committee, which is composed of independent directors only. This evaluation takes several factors into account, including the criteria listed above as well as overall actual Company performance relative to Company performance goals for the fiscal year. The Compensation Committee also considers the CEO’s individual contributions to Company performance, including their leadership and stewardship in achieving the Company’s actual performance. They then consider these evaluations in conjunction with any input they may receive from other directors in order to arrive at an overall evaluation of the CEO’s performance. The Compensation Committee also considers whether any changes to the CEO’s compensation are warranted and presents any such changes to the Board.
Guidance from Independent Compensation Consultant
During fiscal 2022, Semler Brossy Consulting Group (“Semler” or the “Compensation Consultant”) provided executive and director compensation consulting services to the Compensation Committee.
The Compensation Committee’s independent Compensation Consultant reports directly to and is accountable to the Compensation Committee. The Compensation Consultant was engaged to provide advice, information, and recommendations relating to the compensation of our executive officers and directors, including base salary, cash incentive and equity incentive levels, and program structures and other retention incentives, and assessed how this compensation compares to compensation for executive officers and directors of members of our peer group and comparably sized technology companies. In addition, the Compensation Consultant assisted the Compensation Committee with the development of a peer group and the design and refinement of our compensation philosophy. The Compensation Consultant also advised the Compensation Committee regarding compensation disclosures, share ownership guidelines, clawback provisions, shareholder proposals, and trends and best practices in executive and director pay.
In the course of its work, the Compensation Consultant interacts with management to understand existing Company programs and policies, collects current pay program data, reviews competitive compensation data, obtains feedback on industry trends and best practices, and provides input on the CD&A disclosure in our proxies. Semler does not provide and has not been retained to provide any services to us outside of the work assigned by the Compensation Committee. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to the Nasdaq listing standards and concluded that the Compensation Consultant’s work for the Compensation Committee did not raise any conflict of interest.
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Comparison to Relevant Peer Group
In determining actual pay, the Compensation Committee considers compensation levels at peer group and other comparably sized companies. However, it is only one factor among many; of the following five factors, the first three are weighed most heavily:
•	Company and individual performance;
•	Scope of the relevant role;
•	Experience;
•	Qualifications; and
•	Competitive compensation data from our peer group and other comparably sized companies.
Comparative Framework
Each year, the Compensation Committee works with the Compensation Consultant to develop and/or evaluate a peer group intended to represent companies with technology product manufacturing operations and a financial profile similar to ours. After consulting with its independent Compensation Consultant, the Compensation Committee updated the peer group used for purposes of compiling compensation benchmarking data for our fiscal 2022 executive compensation programs in order to better align our peer group with the size and structure of our evolving business. Given the more diversified nature of our business, the Compensation Committee sought to include companies with similar growth profiles and business characteristics to SGH (e.g. business-to-business products and services, semiconductor and semiconductor equipment, LED/LCD products, high-level computing, and internet-of-things companies) against which our business can be appropriately compared.
The peer group for fiscal 2022 was selected based on the following criteria:
•	Publicly traded, U.S.-headquartered companies;
•
Comparable semiconductor, semiconductor equipment, technology hardware, storage and peripherals, communications equipment, electronics manufacturing, and electronics equipment and components companies;

•	Market capitalization generally targeted between $570 million and $3.4 billion;
•	Revenue for the most recent four quarters generally targeted between $587 million and $3.5 billion; and
•	Positive revenue growth over one and/or three years.
The following twenty-one companies represent the revised executive compensation peer group used for NEO pay competitiveness assessments in fiscal 2022:
Alpha & Omega Semiconductor	FormFactor	Onto Innovation
Axcelis Technologies	Ichor Holdings	OSI Systems
Cohu	Infinera	Photronics
Corsair Gaming	MaxLinear	Plantronics
Diodes	Methode Electronics	Ribbon Communications
ePlus	NETGEAR	Super Micro Computer
Extreme Networks	NetScout Systems	Ultra Clean Holdings
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ELEMENTS OF EXECUTIVE COMPENSATION
The fiscal 2022 compensation of our executive officers, including the NEOs, comprised the following elements:
•	Total direct compensation, consisting of:
○	Base salary;
○	Short-term cash incentive compensation; and
○	Equity compensation (including time-based and performance-based awards).
•	Other compensation benefits, consisting of:
○	Employee benefit plans; and
○	Severance benefits.
Base Salary
The Compensation Committee reviews the base salaries of our executives, including the NEOs, as part of its annual review of our executive compensation program. As noted above, the base salaries of individual NEOs are determined based on (a) company and individual performance, (b) scope of the relevant role, (c) experience, (d) qualifications, and (e) competitive compensation data from our peer group and other comparably sized companies. The fiscal 2022 base salaries for our NEOs remained the same as in fiscal 2021. Base salaries for NEOs who joined us in 2021 were initially set based on the factors noted above and at levels deemed necessary to induce each executive to join us.
The table below sets forth the fiscal 2022 annual base salary level for each of our NEOs:
Named Executive Officer	2022 Annual Base Salary
Mark Adams	$750,000
Ken Rizvi	$475,000
Jack Pacheco	$460,000
Claude Demby	$450,000
Thierry Pellegrino	$450,000
Short-Term Cash Incentive Compensation
The Compensation Committee designed the fiscal 2022 performance targets such that 100% achievement would be challenging but attainable, with achievement over 100% as a stretch goal. For example, the fiscal 2022 net sales performance target for SGH was $1.78 billion (18.7% above our fiscal 2021 net sales), and the fiscal 2022 non-GAAP operating income performance target for SGH was $189 million (17.5% above our fiscal 2021 non-GAAP operating income).
Fiscal 2022 Short-Term Cash Incentive Program for NEOs
Performance Period. For fiscal 2022, performance under our short-term cash incentive program was measured over an annual period to promote executive focus on long-term results and to encourage executive retention. Bonus payouts are pro-rated based on the number of days employed during a particular bonus period.
Performance Factors. For fiscal 2022, each NEO’s actual bonus was determined by multiplying their target bonus amount by a Financial Performance Factor (weighted 75%) and an Individual Performance Factor (weighted 25%).
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Financial Performance Factor. Financial performance targets for each performance period are set forth for SGH as a whole and for each of the three individual Business Units (Memory Solutions, LED Solutions, and IPS) in our Board-approved annual operating plan (“AOP”). The AOP is approved by the Board before the beginning of each fiscal year or as soon as is practicable thereafter.
The financial performance of SGH (the “SGH Performance Factor”) was calculated based on achievement of non-GAAP operating income targets (weighted 60%) and net sales targets (weighted 40%). The individual financial performance of the Memory Solutions, LED Solutions, and IPS Business Units (the “BU Performance Factor”) was calculated based on achievement of non-GAAP operating income targets for the applicable Business Unit (weighted 60%) and net sales targets for the applicable Business Unit (weighted 40%).
For Messrs. Adams and Rizvi, the Financial Performance Factor was based 100% on the SGH Performance Factor. For Messrs. Pacheco, Pellegrino, and Demby, the Financial Performance Factor was based on both the SGH Performance Factor (weighted 20%) and the respective BU Performance Factor (weighted 80%).
Named Executive Officer	Financial Performance Factor Weighting
Mark Adams	•	100% SGH Performance Factor
Ken Rizvi	•	100% SGH Performance Factor
Jack Pacheco	•	20% SGH Performance Factor
	•	80% Memory Solutions BU Performance Factor
Thierry Pellegrino	•	20% SGH Performance Factor
	•	80% IPS BU Performance Factor
Claude Demby	•	20% SGH Performance Factor
	•	80% LED Solutions BU Performance Factor
Financial Performance Factor Accelerator/Decelerator. In order to incentivize over-achievement and long-term positive performance, the Compensation Committee adopted an accelerator/decelerator mechanism that was applied to the Financial Performance Factor calculation. At 100% attainment, the Financial Performance Factor would remain unchanged. For every percentage point over 100%, however, the Financial Performance Factor would be increased by two percentage points, up to a maximum of 200%. Conversely, for every percentage point below 100%, the Financial Performance Factor would be decreased by two percentage points, with the Financial Performance Factor reduced to 0% at below 50% attainment.
The performance targets were designed to be challenging but achievable based on economic and market conditions at the time when the AOP was approved. Payouts at the maximum levels, however, were intended to be stretch goals. While the maximum, post-accelerator Financial Performance Factor of 200% represents an increase as compared to last year’s bonus calculation methods, the Compensation Committee carefully considered the increase and determined that it was warranted and aligned with market practice based on guidance from its independent Compensation Consultant.
Individual Performance Factor. The Individual Performance Factor consisted of the CEO’s evaluation of each NEO’s individual performance, taking into account accomplishments, areas of strength, and opportunities for development. The CEO based this evaluation on his knowledge of each NEO’s performance and the individual’s self-assessment. The Board and the Compensation Committee assessed the individual performance of the Chief Executive Officer. Starting in fiscal 2022, these evaluations included a review of progress on ESG, including each executive’s contributions to the following: the formation of the ESG steering committee, the release of our first
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ESG Report, the establishment of ESG goals (including achieving a total of 75% renewable energy at our global operations by 2025 compared to our current level of renewable energy use and net-zero Scope 1 and Scope 2 carbon emissions by 2030), a sustained focus on reduced water consumption, and maintenance of our ISO certifications.
These evaluations were shared with the Compensation Committee and informed the CEO’s recommendations for any upward or downward adjustments to compensation and the actual payout amount of the short-term cash incentive. The Individual Performance Factor is expressed as a percentage, and for fiscal 2022, the Individual Performance Factor was determined to be 100% for each of the NEOs.
Corporate Bonus Calculation Diagram: Messrs. Adams and Rizvi

BU Bonus Calculation Diagram: Messrs. Pacheco, Pellegrino, and Demby

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Calculation of Fiscal 2022 SGH Performance Factor. The maximum, target, and threshold SGH financial performance goals used in calculating the fiscal 2022 SGH Performance Factor, as well as the actual amounts achieved, are set forth below:
SGH Payout Opportunity	Non-GAAP Operating Income(1) (in millions)	Net Sales (in millions)
Maximum (150% Achievement)	$284.1	$2,662.5
Target (100% Achievement)	$189.4	$1,775.0
Threshold (50% Achievement)	$94.7	$887.5
Actual Achievement	$227.6	$1,819.4
% of Target	120.2%	102.5%
(1)
For purposes of determining cash incentive targets and attainment, “Non-GAAP Operating Income” is defined as GAAP operating income excluding share-based compensation expense, amortization of acquisition-related intangible assets (consisting of amortization of developed technology, customer relationships, trademarks/trade names, and backlog acquired in connection with business combinations), acquisition-related inventory adjustments, acquisition-related expenses, restructure charges and integration expenses, changes in the fair value of contingent consideration, and other infrequent or unusual items. The Compensation Committee determined that it was appropriate to exclude these items in order to better measure and assess SGH’s core operating performance.

During fiscal 2022, we achieved $227.6 million in non-GAAP operating income, representing 120.2% of the $189.4 million target, and $1.82 billion in net sales, representing 102.5% of the $1.78 billion target. Weighting non-GAAP operating income achievement at 60% and net sales achievement at 40% yielded an SGH Performance Factor of 113.1%. After application of the accelerator, the Financial Performance Factor for Messrs. Adams and Rizvi for fiscal 2022 totaled 126.2%.
Calculation of Fiscal 2022 BU Performance Factor. For each of the Business Units, the maximum, target, and threshold Business Unit financial performance goals used in calculating the fiscal 2022 BU Performance Factors, as well as the actual amounts achieved, are set forth below:
Memory Solutions BU Performance Factor for Fiscal 2022
Memory Solutions Payout Opportunity	Business Unit Non-GAAP Operating Income(1) (in millions)	Business Unit Net Sales (in millions)
Maximum (150% Achievement)	$162.2	$1,398.8
Target (100% Achievement)	$108.1	$932.5
Threshold (50% Achievement)	$54.1	$466.3
Actual Achievement	$119.8	$975.2
% of Target	110.9%	104.6%
(1)
For purposes of determining cash incentive targets and attainment, “Non-GAAP Operating Income” is defined as GAAP operating income excluding share-based compensation expense, amortization of acquisition-related intangible assets (consisting of amortization of developed technology, customer relationships, trademarks/trade names, and backlog acquired in connection with business combinations), acquisition-related inventory adjustments, acquisition-related expenses, restructure charges and integration expenses, changes in the fair value of contingent consideration, and other infrequent or unusual items. The Compensation Committee determined that it was appropriate to exclude these items in order to better measure and assess SGH’s core operating performance.

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During fiscal 2022, Memory Solutions achieved $119.8 million in non-GAAP operating income, representing 110.9% of the $108.1 million target, and $975.2 million in net sales, representing 104.6% of the $932.5 million target. Weighting non-GAAP BU operating income achievement at 60% and BU net sales achievement at 40% yielded a Memory Solutions BU Performance Factor of 108.3%.
Weighting the Memory Solutions BU Performance Factor at 80% and the SGH Performance Factor at 20% yielded a combined Financial Performance Factor of 109.3%, which increased to 118.6% after application of the accelerator.
LED Solutions BU Performance Factor for Fiscal 2022
LED Solutions Payout Opportunity	Business Unit Non-GAAP Operating Income(1) (in millions)	Business Unit Net Sales (in millions)
Maximum (150% Achievement)	$82.6	$663.0
Target (100% Achievement)	$55.1	$442.0
Threshold (50% Achievement)	$27.5	$221.0
Actual Achievement	$53.8	$403.2
% of Target	97.6%	91.2%
(1)
For purposes of determining cash incentive targets and attainment, “Non-GAAP Operating Income” is defined as GAAP operating income excluding share-based compensation expense, amortization of acquisition-related intangible assets (consisting of amortization of developed technology, customer relationships, trademarks/trade names, and backlog acquired in connection with business combinations), acquisition-related inventory adjustments, acquisition-related expenses, restructure charges and integration expenses, changes in the fair value of contingent consideration, and other infrequent or unusual items. The Compensation Committee determined that it was appropriate to exclude these items in order to better measure and assess SGH’s core operating performance.

During fiscal 2022, LED Solutions achieved $53.8 million in non-GAAP operating income, representing 97.6% of the $55.1 million target, and $403.2 million in net sales, representing 91.2% of $442.0 million target. Weighting non-GAAP BU operating income achievement at 60% and BU net sales achievement at 40% yielded a LED Solutions BU Performance Factor of 95.1%.
Weighting the LED Solutions BU Performance Factor at 80% and the SGH Performance Factor at 20% yielded a combined Financial Performance Factor of 98.7%, which decreased to 97.3% after application of the decelerator.
IPS BU Performance Factor for Fiscal 2022
IPS Payout Opportunity	Business Unit Non-GAAP Operating Income(1) (in millions)	Business Unit Net Sales (in millions)
Maximum (150% Achievement)	$60.3	$657.6
Target (100% Achievement)	$40.2	$438.4
Threshold (50% Achievement)	$20.1	$219.2
Actual Achievement	$54.0	$441.0
% of Target	134.4%	100.6%
(1)
For purposes of determining cash incentive targets and attainment, “Non-GAAP Operating Income” is defined as GAAP operating income excluding share-based compensation expense, amortization of acquisition-related intangible assets (consisting of amortization of developed technology, customer relationships, trademarks/trade names and backlog acquired in connection with business combinations), acquisition-related inventory adjustments, acquisition-related expenses, restructure charges and integration expenses, changes in the fair value of contingent consideration, and other infrequent or unusual items. The Compensation Committee determined that it was appropriate to exclude these items in order to better measure and assess SGH’s core operating performance.

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During fiscal 2022, IPS achieved $54.0 million in non-GAAP operating income, representing 134.4% of the $40.2 million target, and $441.0 million in net sales, representing 100.6% of the $438.4 million target. Weighting non-GAAP BU operating income achievement at 60% and BU net sales achievement at 40% yielded an IPS BU Performance Factor of 120.9%.
Weighting the IPS BU Performance Factor at 80% and the SGH Performance Factor at 20% yielded a combined Financial Performance Factor of 119.3%, which increased to 138.6% after application of the accelerator.
Fiscal 2022 Target and Payout Amounts for NEOs. The table below sets forth the fiscal 2022 cash incentive targets and payouts to each of our participating NEOs based upon fiscal 2022 performance.
Named Executive Officer	2022 Cash Incentive Target	Financial Performance Factor (weighted 75%)	Individual Performance Factor (weighted 25%)	Total 2022 Cash Incentive Payout
Mark Adams	$750,000	126.2%	100.0%	$897,449
Ken Rizvi	$380,000	126.2%	100.0%	$454,707
Jack Pacheco	$391,000	118.6%	100.0%	$445,507
Thierry Pellegrino	$360,000	138.6%	100.0%	$464,348
Claude Demby	$360,000	98.0%	100.0%	$446,594(1)
(1)
We acquired CreeLED in March 2021. Due to the two-month gap between the end of CreeLED’s fiscal year in June 2021 and the beginning of SGH’s fiscal 2022 at the end of August 2021, the Compensation Committee determined that Mr. Demby’s fiscal 2022 bonus would be proportionally increased to reflect his service during these months. Accordingly, this amount includes a one-time bonus equal to one-sixth of Mr. Demby’s annualized bonus for fiscal 2022.

Equity Compensation
We believe that equity awards are long-term incentives that support retention of executive talent by rewarding executives for improving SGH performance and creating shareholder value. In determining individual equity awards, the Compensation Committee consults with the Compensation Consultant and, with their guidance, considers five key factors, the first three of which are the most important:
•	Organizational criticality of the individual’s role;
•	Individual performance;
•	Company performance;
•	Competitive market practices; and
•	Unvested equity position.
As part of its annual review of our long-term incentive program, the Compensation Committee decided to grant fiscal 2022 equity awards for each NEO in the form of (i) 50% time-based RSUs, with a longer four-year vesting period in order to enhance the retention component of our executive compensation program, and (ii) 50% PSUs tied to a three-year performance period in order to further align our executive compensation program with market practices and shareholder interests.
PSU Vesting Condition: All NEOs’ PSUs are earned, if at all, based on the Company’s total shareholder return (“TSR”) relative to the performance of the median company in the Russell 2000 Index following the end of a given three-year performance period, subject to the holder’s continued employment through the date of the Compensation Committee’s certification of our performance. Upon a change in control (as defined in our
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Amended and Restated 2017 Share Incentive Plan (the “Plan”)), that (i) occurs within twelve months of the grant date, the performance goals applicable to the PSUs are deemed satisfied at the target performance level and the PSUs vest as of the date of such change in control under the Plan and are earned in an amount consistent with the target performance level, and (ii) occurs more than twelve months following the grant date, the PSUs vest as of the date of the change in control under the Plan based on actual performance through the date of such Change in Control under the Plan and are earned in an amount consistent with the executives’ actual performance.
TSR Performance Relative to Russell 2000	Payout as a % of Target*
+ 25% of median company performance	200%
+12.5% of median company performance	150%
At median company performance	100%
-12.5% of median company performance	75%
-25% of median company performance	50%
Less than -25% of median company performance	0%
*
Payouts for performance between the achievement levels described above are increased (or decreased) by 4% for each 1% that the Company’s TSR exceeds (or lags) the performance of the median company in the Russell 2000 Index.

TSR is measured as the percentage change in the 30-trading-day rolling average closing price of a share as measured on the first and last day of the three-year period beginning on August 28, 2021.
In fiscal 2022, our NEOs were granted the following equity awards:
Named Executive Officer	RSUs(1)	PSUs(2)
Mark Adams	84,352	84,352
Ken Rizvi	16,870	16,870
Jack Pacheco	16,870	16,870
Thierry Pellegrino	12,652	12,652
Claude Demby	16,870	16,870
(1)
These RSUs vested 25% on October 20, 2022, and continue to vest in equal quarterly installments over the following three years, subject to the NEO’s continued service through each applicable vesting date.

(2)	PSUs with vesting contingent on continuation of employment and the PSU Vesting Condition set forth above.
Attainment of Performance Conditions for Prior-Year Awards
Fifty percent of the performance-based restricted share award granted to Mr. Adams on August 31, 2020 (the “PRSAs”) were subject to the 150% PRSA Vesting Condition (defined below) and vest in four equal tranches of 25% on October 20, 2021 and each of the first three annual anniversaries thereof if the Fair Market Value (as defined in the Plan) of a share of the Company equals or exceeds 150% of the Fair Market Value of a share of the Company on the grant date for at least 60 consecutive trading days at any time during the oneyear period immediately preceding the applicable vesting date (the “150% PRSA Vesting Condition”), subject to Mr. Adams' continued service as CEO through each applicable vesting date. On September 27, 2021, the Compensation Committee certified the satisfaction of the 150% PRSA Vesting Condition, effective as of market close on April 27, 2021. The remaining fifty percent of the PRSAs were subject to the 200% PRSA Vesting Condition (defined below) and also vest in four equal tranches of 25% on October 20, 2021 and each of the first three
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annual anniversaries thereof if the Fair Market Value (as defined in the Plan) of a share of the Company equals or exceeds 200% of the Fair Market Value of a share of the Company on the grant date for at least 60 consecutive trading days at any time during the one-year period immediately preceding the applicable vesting date (the “200% PRSA Vesting Condition”), subject to Mr. Adams' continued service as CEO through each applicable vesting date. On October 12, 2022, the Compensation Committee certified the satisfaction of the 200% PRSA Vesting Condition, effective as of market close on January 19, 2022.
The performance stock units granted to Mr. Demby on March 4, 2021 (the “Demby PSUs”) had two tranches. The first tranche would vest if CreeLED achieved $130 million of the Target Gross Profit Amount (as defined in the Asset Purchase Agreement) during the earnout period or the following four full fiscal quarters, subject to Mr. Demby’s continued service through each applicable vesting date. The second tranche would vest if CreeLED achieved $140 million of the Target Gross Profit Amount (as defined in the Asset Purchase Agreement) during the earnout period or the following four full fiscal quarters, subject to Mr. Demby’s continued service through each applicable vesting date. On June 21, 2022, the Compensation Committee certified that CreeLED achieved the Target Gross Profit Amount of approximately $163 million. As a result, 31.25% of the Demby PSUs vested on July 20, 2022, and thereafter, subject to Mr. Demby’s continued service as a consultant, 6.25% of the Demby PSUs will vest on the 20th day of each October, January, April, and July thereafter. Under the relevant consulting agreement, Mr. Demby will provide consulting services through April 30, 2023, though the agreement can be terminated by Mr. Demby for any reason upon 30 days’ notice and by the Company for cause.
Other Elements of Our 2022 Executive Compensation Program
Employment and Severance Arrangements
We generally execute an offer of employment before an executive joins our Company. This offer describes the basic terms of the executive’s employment, including their initial base salary, target cash incentives, equity compensation opportunities, and severance benefits. The terms of the offer letter are set after considering compensation levels paid to similarly situated SGH executive officers, competitive market data on external practices at peer companies, input from the Compensation Committee’s independent Compensation Consultant, and the amount of compensation deemed necessary to induce the executive to join us. The offer letters also provide for severance and other benefits in the event of certain qualifying terminations of employment and in connection with a Change in Control (as defined in the Executive Offer Letters). The Compensation Committee believes that these severance benefits help secure the continued employment and dedication of our NEOs and are important as a recruitment and retention device, particularly given that many of the companies with which we compete for executive talent have similar agreements in place for their senior management. For additional information about these arrangements with each of the NEOs, refer to “Employment and Severance Agreements; Potential Payments upon Termination or Change in Control” below.
Benefits and Perquisites
Executive officers are eligible to participate in all of our employee benefit plans, including medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, and our 401(k) plan on substantially the same basis as other employees. Our 401(k) plan permits us to make matching contributions to eligible participants. In fiscal 2022, we continued our recent practice of matching 100% of participant contributions up to 3% of eligible compensation, and 50% of participant contributions of the next 2% of eligible compensation, in each case subject to applicable Internal Revenue Service limits. Prior to March 2021, NEOs did not participate in our employee share purchase plan (the “ESPP”). In connection with the acquisition of CreeLED and following a review of benchmarks and best practices at other public companies, the Compensation Committee decided to permit our executives, including the NEOs, to participate in our ESPP. In addition, we provide limited additional benefits for our NEOs that include enhanced life insurance coverage, enhanced disability insurance coverage, annual physical exams and reimbursement for financial counseling services.
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Consulting Arrangement
Effective on September 2, 2022, Mr. Demby retired as SGH Senior Vice President and President of LED Solutions and agreed to provide consulting services to the Company through April 30, 2023. Pursuant to the Consulting Agreement entered into with Mr. Demby, his equity awards that remain unvested as of the effective date of his retirement will continue to vest in accordance with their terms for the duration of Mr. Demby’s services during the consulting period, subject to his continued service as a consultant throughout the consulting period. The agreement can be terminated by Mr. Demby for any reason upon 30 days’ notice and by the Company for cause. Mr. Demby, who served as SGH Senior Vice President and President of LED Solutions for fiscal 2022, was also eligible to receive his fiscal 2022 bonus under our bonus program, with the amount based on the Compensation Committee’s determination of Company performance during fiscal 2022 according to the same methodology used in determining bonus amounts awarded to the other NEOs. Mr. Demby was also allowed to elect continued coverage under our group health plan, and during the consulting period will be charged the same premiums that are paid by active employees.
Share Ownership Requirements
The Compensation Committee believes that, in order to more closely align the interests of executives with the interests of our other shareholders, all executives should maintain a minimum level of equity interests in our ordinary shares. The Compensation Committee has adopted share ownership guidelines requiring ownership of six times annual base salary for our President and CEO, three times annual director fees for our directors, and one times annual base salary for our other executive officers. Covered individuals are required to be in compliance with the policy by the later of: (i) March 31, 2024 or (ii) the date that is five years after such individual first became subject to the ownership guidelines. Until this guideline is met, an executive officer must retain 20% of after-tax shares acquired upon the exercise of share options and vesting of other equity awards. As of the record date, all of our NEOs and our directors were in compliance with our share ownership guidelines or were in the five-year transition period.
Eligible equity under our share ownership guidelines generally include shares beneficially owned by the executive and the after-tax value of unvested time-based stock awards and performance-based stock awards, but solely to the extent that the underlying performance condition has been achieved. The following shares do not count toward achievement of the share ownership guidelines: unexercised stock options and unvested stock options; shares of unearned performance-based restricted stock; and unearned performance-based restricted stock units.
Clawback Policy
We maintain a clawback policy that allows our Board to seek recovery of certain excess incentive compensation paid to our executive officers, including our NEOs, in the event of a restatement of our financials or in the event that an NEO’s misconduct caused, or could cause, financial or reputational harm to us to the extent permitted by applicable law.
Anti-Hedging and Anti-Pledging Policy
Under our insider trading policy, all of our executive officers and directors are prohibited from engaging in short sales, transactions in put or call options, hedging transactions, or other inherently speculative transactions in SGH shares and from pledging SGH shares in any circumstance, including by purchasing SGH shares on margin or holding SGH shares in a margin account.
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Compensation Committee Report
The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of SGH under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Members of the Compensation Committee
Randy Furr, Chair
Bryan Ingram
Mark Papermaster
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FISCAL 2022 EXECUTIVE COMPENSATION
2022 Summary Compensation Table
The following table provides information regarding the compensation earned by our NEOs for fiscal 2022, fiscal 2021 and, to the extent required under the SEC executive compensation disclosure rules, fiscal 2020. As indicated in the table below, no guaranteed bonuses were paid in fiscal 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($)(1)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Mark Adams President and Chief Executive Officer	2022	750,000	—	4,995,747	—	897,449	21,674	6,664,870
	2021	750,000	375,000	9,426,563	3,324,775	924,424	9,567	14,810,329
Ken Rizvi Senior Vice President and Chief Financial Officer	2022	475,000	—	999,126	—	454,707	19,972	1,948,805
	2021	255,769	430,000	2,613,857	—	18,247	5,825	3,323,698
Jack Pacheco Executive Vice President, Chief Operating Officer and President, Memory Solutions; Former Chief Financial Officer	2022	460,000	—	999,126	—	445,507	43,262	1,947,895
	2021	499,321	—	1,327,680	—	573,166	31,111	2,431,279
	2020	425,000	—	441,360	585,408	215,264	14,387	1,681,419
Claude Demby Senior Vice President and President, LED Solutions	2022	467,316	34,984(4)	999,126	—	411,609	15,892	1,928,927
	2021	225,004	100,000	4,993,839	—	203,488	1,546	5,523,876
								—
Thierry Pellegrino Senior Vice President and President, Intelligent Platform Solutions	2022	450,000		749,315		464,348	26,563	1,690,226
	2021	216,346	305,319	1,494,355	—	153,853	3,917	2,173,791
(1)
Amounts reported in these columns represent the grant date fair value of the option awards, RSUs, RSA, PSUs, and PSAs, as applicable, granted during the applicable fiscal year, as calculated in accordance with FASB ASC Topic 718. See our Share-Based Compensation Note to the consolidated financial statements included in our Form 10-K for the fiscal year ended August 26, 2022 for the assumptions used in calculating the amounts reported in this column. Under FASB ASC Topic 718, the vesting conditions related to the PSUs granted to the NEOs in fiscal 2022 are considered market conditions and not performance conditions. Accordingly, there is no grant date fair value in excess of the amount reflected in the table above that could be calculated and disclosed based on achievement of the underlying market condition. The fair value of PSUs granted in October 2021 was determined as of the date of grant using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our stock price relative to the group of peer companies listed on page 50 of this proxy statement at the end of the three-year performance period and a risk-free interest rate of 0.49% derived from linear interpolation of the term structure of Treasury Constant Maturities yield rates for the period; as such, their maximum grant date fair values were the same as their target grant date fair values shown in the table. Based on the Monte-Carlo simulation method, the grant date fair value of the PSUs was 161.59% of our average stock price on the grant date. The grant date fair values of the PSUs were $3,086,018, $617,189, $617,189, $617,189, and $462,873 for Messrs. Adams, Rizvi, Pacheco, Demby, and Pellegrino, respectively.

(2)
See the “Short-Term Cash Incentive Compensation” section above for a description of these amounts. Amounts reported in this column are exclusive of any guaranteed portion of the applicable individual’s bonus for fiscal 2021. No guaranteed bonuses were agreed to or paid in fiscal 2022.

(3)
Amounts in this column for fiscal 2022 include the following (i) a matching contribution and true up under our 401(k) plan for Messrs. Adams, Rizvi, Pacheco, Demby, and Pellegrino, (ii) life insurance premiums for Messrs. Adams, Rizvi, Pacheco, Demby, and Pellegrino, (iii) reimbursement of certain tax preparation fees for Messrs. Adams and Pacheco, (iv) reimbursement for executive medical examination fees and certain personal belongings, including clothing, luggage, and a laptop that were stolen from Mr. Pellegrino’s vehicle during work-related travel, and (v)  with respect to Mr. Pacheco, imputed income with respect to health benefits provided to his domestic partner.

(4)
Amount represents the one-time bonus equal to one-sixth of Mr. Demby's annualized bonus for fiscal 2022 awarded by the Compensation Committee to reflect the two-month gap between the end of CreeLED's fiscal year in June 2021 and the beginning of SGH's fiscal 2022 at the end of August 2021.

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2022 Grants of Plan-Based Awards Table
The following table provides information on non-equity incentive awards for fiscal 2022 and equity awards granted in fiscal 2022 under our Amended and Restated 2017 Share Incentive Plan for each of our NEOs. There can be no assurance that the grant date fair value for any equity award, as listed in this table, will ever be realized. The grant date fair value amounts reported here are also included in the “Share Awards” and “Option Awards” columns of the 2022 Summary Compensation Table, as applicable.
Name	Grant Date	Estimated Future Payouts under Non- Equity Incentive Plan Awards			Estimated Future Payouts under Non- Equity Incentive Plan Awards			All Other Share Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Share and Option Awards(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark Adams	(2)	$375,000	$750,000	$1,500,000	—	—	—	—	—	—	—
	10/1/2021	—	—	—	42,176	84,352(3)	168,704	—	—	—	$3,086,018
	10/1/2021	—	—	—	—	—	—	84,352(4)	—	—	$1,909,729
Ken Rizvi	(2)	$190,000	$380,000	$760,000	—	—	—		—	—	—
	10/1/2021	—	—	—	8,435	16,870(3)	33,740	—	—	—	$617,189
	10/1/2021	—	—	—	—	—	—	16,870(4)	—	—	$381,937
Jack Pacheco	(2)	$195,500	$391,000	$782,000	—	—	—	—	—	—	—
	10/1/2021	—	—	—	8,435	16,870(3)	33,740	—	—	—	$617,189
	10/1/2021	—	—	—	—	—	—	16,870(4)	—	—	$381,937
Claude Demby	(2)	$180,000	$360,000	$720,000	—	—	—	—	—	—	—
	10/1/2021	—	—	—	8,435	16,870(3)	33,740	—	—	—	$617,189
	10/1/2021	—	—	—	—	—	—	16,870(4)	—	—	$381,937
Thierry Pellegrino	(2)	$180,000	$360,000	$720,000	—	—	—	—	—	—	—
	10/1/2021	—	—	—	6,326	12,652(3)	25,304	—	—	—	$462,873
	10/1/2021	—	—	—	—	—	—	12,652(4)	—	—	$286,441
(1)
The amounts reported represent the grant date fair value associated with the grant of RSUs and PSUs, as computed in accordance with FASB ASC Topic 718. See our Equity Plans Note to the consolidated financial statements included in our Form 10-K for the fiscal year ended August 26, 2022 for the assumptions used in calculating these amounts. The fair value of PSUs granted in October 2021 was determined as of the date of grant using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our stock price relative to the group of peer companies listed on page 50 of this proxy statement at the end of the three-year performance period and a risk-free interest rate of 0.49% derived from linear interpolation of the term structure of Treasury Constant Maturities yield rates for the period.

(2)
Represents an opportunity to earn semiannual cash incentive awards based on attainment of pre-established goals with respect to non-GAAP operating income and net sales as described in detail in the “Short-Term Cash Incentive Compensation” section above. Payouts of semiannual cash incentive awards may range from $0 to the applicable maximum as set forth above. Therefore, we have omitted the “Threshold” column.

(3)
These PSUs will vest on the date of the Compensation Committee’s certification of our performance following the end of a three-year performance period contingent upon the NEO’s continued employment through the vesting date and the Compensation Committee certifying that the Company’s total shareholder return during the performance period relative to that of the median company in the Russell 2000 Index equals or exceeds the applicable threshold level of performance. Payouts under the PSUs range from 50% of target at threshold to a maximum of 200% of target, as described under the “Equity Compensation” section above.

(4)
These RSUs as to vested 25% of the shares on October 20, 2022, and continue to vest in equal quarterly installments over the following three years, subject to the NEO’s continued service through each applicable vesting date.

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Outstanding Equity Awards at 2022 Fiscal Year End
The following table sets forth information regarding options, RSUs, RSAs, PSUs, and PSAs held by our NEOs as of August 26, 2022.
Name	Grant Date	Option Awards					Share Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mark Adams	09/28/2020	229,166	270,834(2)	—	$13.50	9/27/2030	—	—	—
	08/31/2020	—	—	—	—	—	253,126(3)	$4,880,269	—	—
	08/31/2020	—	—	—	—	—	187,500(4)	$3,615,000
	08/31/2020	—	—	—	—	—	250,000(5)	$4,820,000	—	—
	10/1/2021	—	—	—	—	—	84,352(6)	$1,626,307	—
	10/1/2021	—	—	—	—	—	—	—	84,352(7)	$1,626,307
Ken Rizvi	2/15/2021	—	—	—			68,554(8)	$1,321,721	—	—
	2/15/2021	—	—	—			—		9,970(9)	$192,222
	2/15/2021	—	—	—			—		9,970(10)	$192,222
	10/1/2021	—	—	—			16,870(6)	$325,254	—
	10/1/2021	—	—	—					16,870(7)	325,254
Jack Pacheco	1/22/2019	65,416	14,584(11)	—	$10.78	1/21/2029	—	—	—	—
	3/12/2020	72,500	47,500(12)	—	$9.20	3/11/2030	—	—	—	—
	3/12/2020	—	—	—	—	—	16,000(13)	$308,480	—	—
	9/28/2020	—	—	—	—	—	—	—	12,000(14)	$231,360
	12/14/2020	—	—	—	—	—	37,500(15)	$723,000	—	—
	10/1/2021	—	—	—	—	—	16,870(6)	$325,254	—	—
	10/1/2021	—	—	—	—	—	—	—	16,870(7)	$325,254
Claude Demby	3/4/2021	—	—	—	—	—	135,328(8)	$2,609,124	—	—
	3/4/2021	—	—	—	—	—	10,312(16)	$198,815
	3/4/2021	—	—	—	—	—	10,312(17)	$198,815
	10/1/2021	—	—	—	—	—	16,870(6)	$325,254	—
	10/1/2021	—	—	—	—	—	—	—	16,870(7)	$325,254
Thierry Pellegrino	3/8/2021	—	—	—	—	—	46,764(8)	$901,610	—	—
	10/1/2021	—	—	—	—	—	12,652(6)	$243,931	—
	10/1/2021	—	—	—	—	—	—	—	12,652(7)	$243,931
(1)	The market value of shares or units of stock that have not vested reflects a share price of $19.28, our closing share price on August 26, 2022.
(2)
These time-based options vested 25% on September 28, 2021 and continue to vest in equal monthly installments over the following three years, subject to Mr. Adams’ continued employment as CEO through each applicable vesting date.

(3)
These time-based RSAs vested 25% on October 20, 2021 and continue to vest in equal quarterly installments over the following three years, subject to Mr. Adams’ continued employment as CEO through each applicable vesting date.

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(4)
These PSAs vest 25% on each of October 20, 2021, 2022, 2023, and 2024, contingent on continued service and subject to the value of a share of the Company equaling or exceeding $18.90 (i.e., 150% of the trading price on Mr. Adams' start date, as adjusted to reflect our two-for-one share split, which was effected on February 1, 2022) for at least sixty consecutive trading days, which was attained effective as of market close on April 27, 2021.

(5)
These PSAs vested or vest 25% on October 20, 2021, 2022, 2023, and 2024 contingent on continued service and subject to the value of a share of the Company equaling or exceeding $25.20 (i.e., 200% of the trading price on Mr. Adams’ start date, as adjusted to reflect our two-for-one share split, which was effected on February 1, 2022) for at least sixty consecutive trading days, which was attained effective as of market close on January 22, 2022.

(6)
These RSUs vested 25% on October 20, 2022, and will continue to vest in equal quarterly installments over the following three years, subject to the NEO’s continued service through each applicable vesting date.

(7)
Represents the target number of PSUs based on actual performance tracking at below target through fiscal year-end. These PSUs will vest on the date of the Compensation Committee’s certification of our performance following the end of a three-year performance period contingent upon the NEO’s continued employment through the vesting date and the Compensation Committee certifying that the Company’s total shareholder return during the performance period relative to that of the median company in the Russell 2000 Index equals or exceeds the applicable threshold level of performance.

(8)	These RSUs vested 25% on April 20, 2022 and will vest in equal quarterly installments over the following three years, subject to the NEO’s continued employment through each applicable vesting date.
(9)
These PSUs vest 25% on April 20, 2022, 2023, 2024, and 2025, contingent on continued service and subject to the value of a share of the Company equaling or exceeding $35.38 (i.e., 150% of the trading price on Mr. Rizvi’s start date, as adjusted to reflect our two-for-one share split, which was effected on February 1, 2022) for at least sixty consecutive trading days. Any tranches that have not vested as of April 20, 2025 will be forfeited.

(10)
These PSUs vest 25% on April 20, 2022, 2023, 2024, and 2025, contingent on continued service and subject to the value of a share of the Company equaling or exceeding $47.17 (i.e., 200% of the trading price on Mr. Rizvi’s start date, as adjusted to reflect our two-for-one share split, which was effected on February 1, 2022) for at least sixty consecutive trading days. Any tranches that have not vested as of April 20, 2025 will be forfeited.

(11)
This option award vested and became exercisable as to 25% of the award subject to continued service through January 22, 2020, with the remaining shares vesting in equal amounts of 1/48th of the original grant amount per month subject to continued service through January 22, 2023.

(12)
Represents an option to purchase our ordinary shares that vested and became exercisable, subject to continued service on each vesting date, as to 25% of the award on March 12, 2021, with the remaining shares vesting in equal amounts of 1/48th of the original grant amount per month thereafter through March 12, 2024.

(13)
These RSUs vested as to 33% on April 20, 2021 with the remainder scheduled to vest subject to continued service through each vesting date, in equal semi-annual installments (1/6) of the original award through April 20, 2023.

(14)
These PSUs vested as to 33% the later of October 20, 2021 and the date the Compensation Committee certifies the attainment of the applicable performance conditions (the “Initial Vesting Date”) and will continue to vest in equal installments every six months following the Initial Vesting Date for two years, contingent on continued service and subject to the Company’s achievement of at least 75% of the full fiscal year targets under the AOP.

(15)
These RSUs vested 25% on January 20, 2022 and will continue to vest in equal quarterly installments over the following three years, subject to Mr. Pacheco’s continued employment through each applicable vesting date.

(16)
The PSUs vested as to 31.25% on July 20, 2022 and 6.25% on October 20, 2022. The remaining PSUs will vest contingent on continued service with 6.25% on the 20th day of each January, April, July, and October thereafter until April 20, 2025. The performance condition applicable to these PSUs was achieved in fiscal 2022. Under the relevant consulting agreement, Mr. Demby will provide consulting services through April 30, 2023, though the agreement can be terminated by Mr. Demby for any reason upon 30 days’ notice and by the Company for cause.

(17)
The PSUs vested as to 31.25% on July 20, 2022 and 6.25% on October 20, 2022. The remaining PSUs will vest contingent on continued service with 6.25% on the 20th day of each January, April, July, and October thereafter until April 20, 2025. The performance condition applicable to these PSUs was achieved in fiscal 2022. Under the relevant consulting agreement, Mr. Demby will provide consulting services through April 30, 2023, though the agreement can be terminated by Mr. Demby for any reason upon 30 days’ notice and by the Company for cause.

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2022 Option Exercises and Ordinary Share Awards Vested
The following table sets forth information regarding options exercised by and shares vested under RSU, RSA, PSU, and PSA awards granted to our NEOs during the fiscal year ending August 26, 2022.
Name	Option Awards		Ordinary Share Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mark Adams	—	—	259,374	$6,612,476
Ken Rizvi	—	—	31,160	$725,654
Jack Pacheco	—	—	56,500	$1,504,903
Claude Demby	—	—	70,886	$1,604,963
Thierry Pellegrino	—	—	21,254	$494,968
(1)	Values were determined based on the difference between the fair market value of our ordinary shares on the date of exercise and the exercise price of the options.
(2)	Values were determined based on the fair market value of our ordinary shares on the vesting date.
Employment and Severance Agreements; Potential Payments upon Termination or Change in Control
Named Executive Officers
We have entered into agreements with our NEOs pursuant to which such officers will be eligible for severance and/or Change in Control benefits under specified conditions. The following summarizes the severance and Change in Control benefits under these agreements.
We entered into offer of employment letters with each of Messrs. Adams, Rizvi, Demby, and Pellegrino in connection with the commencement of their employment (the “Executive Offer Letters”) and an amended and restated employment agreement with Mr. Pacheco in connection with a promotion in December 2017 (the “Pacheco Employment Agreement”). The initial term of the Pacheco Employment Agreement is for one year, at which time it was automatically renewed for an additional one-year term, and has and will continue to be automatically renewed for successive one-year periods thereafter unless either party provides written notice of termination no later than 90 days prior to the expiration of the then-current term. The Executive Offer Letters and the Pacheco Employment Agreement provide for the severance payments and benefits described below.
Benefits Provided Upon Termination by Us Without Cause or Termination by Employee for Good Reason
Subject to the execution and non-revocation of a release of claims against us or any of our affiliates within 60 days following termination, if an NEO’s employment is terminated by us without Cause (as defined in the Executive Offer Letters or Pacheco Employment Agreement, as applicable), or if a NEO terminates employment for Good Reason (as defined in the Executive Offer Letters or Pacheco Employment Agreement, as applicable), and such termination or resignation occurs outside of the Change in Control Protection Period (as defined below), then we will be obligated to:
•	Pay an amount equal to 100%, in the case of Messrs. Adams and Demby, and 75%, in the case of Messrs. Pacheco, Pellegrino, and Rizvi, of his then-current annual base salary;
•
Pay, to the extent a bonus could be earned for the year, the annual bonus for the then-current fiscal year prorated through the date of termination (based on the Board’s determination of our performance through the date of termination) (the “Prorated Bonus”);

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•
Continue to provide for or reimburse health benefit continuation coverage until the earlier of twelve months, in the case of Messrs. Adams and Demby, and nine months, in the case of Messrs. Pacheco, Pellegrino, and Rizvi, following the date of termination or the date he becomes eligible for health benefits with another employer.

With respect to Mr. Adams, Rizvi, Demby, and Pellegrino, the “Change in Control Protection Period” refers to the period beginning two months prior to and ending twelve months following a Change in Control. With respect to Mr. Pacheco, “Change in Control Protection Period” means the twelve-month period following a Change in Control.
Following the execution and non-revocation of the NEO’s release of claims against us or any of our affiliates, we are obligated to pay the cash base salary benefits in accordance with our regular payroll practices in equal or substantially equal payments over a maximum of twelve months. The Prorated Bonus is to be paid at the same time as bonuses are paid to other executives.
Benefits Provided Upon Termination by Us Without Cause or Termination by Employee for Good Reason Related to a Change in Control
Subject to the execution and non-revocation of a release of claims against us or any of our affiliates, if a NEO’s employment is terminated within the Change in Control Protection Period by the NEO for Good Reason (as defined in the Executive Offer Letters or Pacheco Employment Agreement, as applicable) or by us without Cause (as defined in the Executive Offer Letters or Pacheco Employment Agreement, as applicable), then in lieu of the basic severance above, we will be obligated to:
•
Pay, with respect to Messrs. Adams, Rizvi, Demby, Pellegrino, and Pacheco, an amount equal to 150% of his then-current annual base salary plus 150% of the annual bonus paid or payable for the most recently completed fiscal year;

•	Pay the Prorated Bonus;
•
Continue to provide for or reimburse health benefit continuation coverage until the earlier of eighteen months, in the case of Messrs. Adams, Rizvi, Demby, Pellegrino, and Pacheco, following the date of termination or the date the NEO becomes eligible for health benefits with another employer; and

•	Accelerate the vesting of 100% of the NEO’s unvested and outstanding equity awards.
Except for the Prorated Bonus, which is to be paid at the same time that bonuses are paid to other executives, and the health benefit continuation coverage, we are obligated to pay the foregoing benefits in accordance with our regular payroll practices in equal or substantially equal payments over a maximum of twelve months following the execution and non-revocation of the NEO’s release of claims against us or any of our affiliates.
Benefits Provided Upon a Change in Control
The Executive Offer Letters provide that, except as otherwise provided in the applicable award agreement, upon a Change in Control, a pro-rated portion of any then-unvested performance-based equity awards held by Messrs. Adams, Rizvi, Demby, and Pellegrino will vest based on actual performance measured through the date of such Change in Control and the remainder will vest in equal monthly installments over the remainder of the original performance period, provided that such remaining portion will immediately vest upon a Change in Control in which the successor to our Company does not assume or substitute such awards with substantially equivalent awards. Under the 2022 PSUs, upon a change in control (as defined in the Plan), that (i) occurs within twelve months of the grant date, the performance goals applicable to the 2022 PSUs are deemed satisfied at the target performance level and the PSUs vest as of the date of such change in control under the Plan and are
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earned in an amount consistent with the target performance level, and (ii) occurs more than twelve months following the grant date, the PSUs vest as of the date of the change in control under the Plan based on actual performance through the date of such change in control under the Plan and are earned in an amount consistent with the executives’ actual performance.
The following table quantifies the payments and benefits that would be provided to Mr. Adams under different scenarios in connection with termination of his employment or a Change in Control, effective August 26, 2022, the last day of our most recently completed fiscal year.
Mr. Adams’ time-based options and RSAs and market-based PSAs also provide that, in addition to the treatment provided under the terms of his offer letter, such awards will immediately vest in full if Mr. Adams agrees to, and does, continue in employment with us in a role other than CEO during the Change in Control Protection Period. This benefit was offered to Mr. Adams to enable him to assist us in connection with a Change in Control in a non-CEO role without jeopardizing his rights to the benefits provided to him in connection with a Change in Control, which he would otherwise only be entitled to in the event he were to resign for good reason or be terminated without cause.
Name	Payment/Benefit Type	Trigger Event
		Involuntary Termination ($)	Death ($)	Disability ($)	Change of Control ($)	Involuntary Termination During Change in Control Protection Period ($)
Mark Adams	Severance(1)	750,000	—	—	—	2,471,174
	Prorated Bonus(2)	—	—	—	—	—
	Equity Awards(3)	—	—	—	1,626,307	19,460,382
	Continued Health Coverage(4)	42,026	—	—	—	62,597
	Life Insurance Benefit(5)	—	2,000,000	—	—	—
	Disability Benefit(6)	—	—	1,331,849	—	—
(1)
Upon an involuntary termination on August 26, 2022, Mr. Adams would have received severance benefits including 100% of his base salary. Upon an involuntary termination during the Change in Control Protection Period on August 26, 2022, Mr. Adams would have received severance benefits including 150% of his base salary and 150% of the annual bonus paid or payable for the most recently completed fiscal year.

(2)
Upon (i) an involuntary termination or (ii) an involuntary termination during the Change in Control Protection Period on August 26, 2022, Mr. Adams would have received his bonus for the fiscal year, prorated for his service during that year. These estimates are based on a deemed termination at the end of the fiscal year, so a prorated bonus has not been included.

(3)
Upon a Change in Control, the performance-based equity awards held by Mr. Adams granted on October 1, 2021 will vest at the target level in accordance with their terms. The value of these awards at the target level as of August 26, 2022 has been measured using a price of $19.28 per share, the closing price of our ordinary shares on August 26, 2022. No portion of the previously granted performance-based equity awards would vest upon a Change in Control as the performance targets will not have been met using a price of $19.28 per share, the closing price of our ordinary shares on August 26, 2022. Upon an involuntary termination or voluntary transition to a role other than CEO during the Change in Control Protection Period on August 26, 2022, Mr. Adams would have vested in 100% of his outstanding unvested equity awards. Pursuant to SEC guidance, the value of any accelerated vesting of Mr. Adams’ equity awards has been estimated using a price of $19.28 per share, the closing price of our ordinary shares on August 26, 2022.

(4)
Upon an involuntary termination on August 26, 2022, Mr. Adams would have received continued health coverage for up to twelve months following his termination. Upon an involuntary termination during the Change in Control Protection Period on August 26, 2022, Mr. Adams would have received continued health coverage for up to eighteen months following his termination.

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(5)	Represents a life insurance benefit payable to Mr. Adams’ beneficiaries with a face value of seven times his base salary as in effect on August 26, 2022, with a maximum benefit of $2,000,000.
(6)
Represents the present value of a weekly short-term disability benefit for 52 weeks following termination on August 26, 2022, followed by a monthly long-term disability benefit until the month of Mr. Adams’ 65th birthday.

The following table quantifies the payments and benefits that would have been provided to Mr. Rizvi under different scenarios in connection with termination of his employment or a Change in Control, effective as of August 26, 2022, the last day of our most recently completed fiscal year.
Name	Payment/Benefit Type	Trigger Event
		Involuntary Termination ($)	Death ($)	Disability ($)	Change of Control ($)	Involuntary Termination During Change in Control Protection Period ($)
Ken Rizvi	Severance(1)	356,250	—	—	—	2,058,674
	Prorated Bonus(2)	—	—	—	—	—
	Equity Awards(3)	—	—	—	325,254	2,356,672
	Continued Health Coverage(4)	31,631	—	—	—	62,597
	Life Insurance Benefit(5)	—	2,000,000	—	—	—
	Disability Benefit(6)	—	—	2,856,883	—	—
(1)
Upon an involuntary termination on August 26, 2022, Mr. Rizvi would have received severance benefits including 75% of his base salary. Upon an involuntary termination during the Change in Control Protection Period on August 26, 2022, Mr. Rizvi would have received severance benefits including 150% of his base salary and 150% of the annual bonus paid or payable for the most recently completed fiscal year.

(2)
Upon (i) an involuntary termination or (ii) an involuntary termination during the Change in Control Protection Period on August 26, 2022, Mr. Rizvi would have received his bonus for the fiscal year, prorated for his service during that year. These estimates are based on a deemed termination at the end of the fiscal year, so a prorated bonus has not been included.

(3)
Upon a Change in Control, the performance-based equity awards held by Mr. Rizvi granted on October 1, 2021 will vest at the target level in accordance with their terms. The value of these awards at the target level as of August 26, 2022 has been measured using a price of $19.28 per share, the closing price of our ordinary shares on August 26, 2022. No portion of the previously granted performance-based equity awards would vest upon a Change in Control as the performance targets will not have been met using a price of $19.28 per share, the closing price of our ordinary shares on August 26, 2022.

Upon an involuntary termination during the Change in Control Protection Period on August 26, 2022, Mr. Rizvi would have vested in 100% of his outstanding unvested equity awards. Pursuant to SEC guidance, the value of any accelerated vesting of Mr. Rizvi’s equity awards has been estimated using a price of $19.28 per share, the closing price of our ordinary shares on August 26, 2022.
(4)
Upon an involuntary termination on August 26, 2022, Mr. Rizvi would have received continued health coverage for up to nine months following his termination. Upon an involuntary termination during the Change in Control Protection Period on August 26, 2022, Mr. Rizvi would have received continued health coverage for up to eighteen months following his termination.

(5)	Represents a life insurance benefit payable to Mr. Rizvi’s beneficiaries with a face value of seven times his base salary as in effect on August 26, 2022, with a maximum benefit of $2,000,000.
(6)
Represents the present value of a weekly short-term disability benefit for 52 weeks following termination on August 26, 2022, followed by a monthly long-term disability benefit until the month of Mr. Rizvi’s 65th birthday.

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The following table quantifies the payments and benefits that would have been provided to Mr. Pacheco under different scenarios in connection with termination of his employment or a Change in Control, effective as of August 26, 2022, the last day of our most recently completed fiscal year.
Name	Payment/Benefit Type	Trigger Event
		Involuntary Termination ($)	Death ($)	Disability ($)	Change of Control ($)	Involuntary Termination During Change in Control Protection Period ($)
Jack Pacheco	Severance(1)	345,000	—	—	—	1,358,261
	Prorated Bonus(2)	—	—	—	—	—
	Equity Awards(3)	—	—	—	325,254	3,803,947
	Continued Health Coverage(4)	21,801	—	—	—	43,144
	Life Insurance Benefit(5)	—	2,000,000	—	—	—
	Disability Benefit(6)	—	—	573,356	—	—
(1)
Upon an involuntary termination on August 26, 2022, Mr. Pacheco would have received severance benefits including 75% of his base salary. Upon an involuntary termination during the Change in Control Protection Period on August 26, 2022, Mr. Pacheco would have received severance benefits including 150% of his base salary and 150% of the annual bonus paid or payable for the most recently completed fiscal year.

(2)
Upon (i) an involuntary termination or (ii) an involuntary termination during the Change in Control Protection Period on August 26, 2022, Mr. Pacheco would have received his bonus for the fiscal year, prorated for his service during that year. These estimates are based on a deemed termination at the end of the fiscal year, so a prorated bonus has not been included.

(3)
Upon a Change in Control, the performance-based equity awards held by Mr. Pacheco granted on October 1, 2021 will vest at the target level in accordance with their terms. The value of these awards at the target level as of August 26, 2022 has been measured using a price of $19.28 per share, the closing price of our ordinary shares on August 26, 2022. Upon an involuntary termination during the Change in Control Protection Period on August 26, 2022, Mr. Pacheco would have vested in 100% of his outstanding unvested equity awards. Pursuant to SEC guidance, the value of any accelerated vesting of Mr. Pacheco’s equity awards has been estimated using a price of $19.28 per share, the closing price of our ordinary shares on August 26, 2022.

(4)
Upon an involuntary termination on August 26, 2022, Mr. Pacheco would have received continued health coverage for up to nine months following his termination. Upon an involuntary termination during the Change in Control Protection Period on August 26, 2022, Mr. Pacheco would have received continued health coverage for up to eighteen months following his termination.

(5)	Represents a life insurance benefit payable to Mr. Pacheco’s beneficiaries with a face value of seven times his base salary as in effect on August 26, 2022, with a maximum benefit of $2,000,000.
(6)
Represents the present value of a weekly short-term disability benefit for 52 weeks following termination on August 26, 2022, followed by a monthly long-term disability benefit until the month of Mr. Pacheco’s 65th birthday.

The following table quantifies the payments and benefits that would have been provided to Mr. Demby under different scenarios in connection with termination of his employment or a Change in Control, effective as of August 26, 2022, the last day of our most recently completed fiscal year. Effective on September 2, 2022, Mr. Demby retired as SGH Senior Vice President and President of LED Solutions and agreed to provide consulting services to the Company through April 30, 2023. Pursuant to the Consulting Agreement entered into with Mr. Demby, his equity awards that remained unvested as of the effective date of his retirement will continue to vest in accordance with their terms for the duration of Mr. Demby’s services during the consulting period, subject to his continued service as a consultant throughout the consulting period. The agreement can be terminated by Mr. Demby for any reason upon 30 days’ notice and by the Company for cause. Mr. Demby, who served as SGH Senior Vice President and President of LED Solutions for fiscal 2022, was also eligible to receive
69

his fiscal 2022 bonus under our bonus program, with the amount based on the Compensation Committee’s determination of Company performance during fiscal 2022 according to the same methodology used in determining bonus amounts awarded to the other NEOs. Mr. Demby was also allowed to elect continued coverage under our group health plan and during the consulting period will be charged the same premiums that are paid by active employees.
Name	Payment/Benefit Type	Trigger Event
		Involuntary Termination ($)	Death ($)	Disability ($)	Change of Control ($)	Involuntary Termination During Change in Control Protection Period ($)
Claude Demby	Severance(1)	450,000	—	—	—	1,344,890
	Prorated Bonus(2)	—	—	—	—	—
	Equity Awards(3)	—	—	—	325,254	3,657,262
	Continued Health Coverage(4)	22,197	—	—	—	33,061
	Life Insurance Benefit(5)	—	2,000,000	—	—	—
	Disability Benefit(6)	—	—	1,396,254	—	—
(1)
Upon an involuntary termination on August 26, 2022, Mr. Demby would have received severance benefits including 100% of his base salary. Upon an involuntary termination during the Change in Control Protection Period on August 26, 2022, Mr. Demby would have received severance benefits including 150% of his base salary and 150% of the annual bonus paid or payable for the most recently completed fiscal year.

(2)
Upon (i) an involuntary termination or (ii) an involuntary termination during the Change in Control Protection Period on August 26, 2022, Mr. Demby would have received his bonus for the fiscal year, prorated for his service during that year. These estimates are based on a deemed termination at the end of the fiscal year, so a prorated bonus has not been included.

(3)
Upon a Change in Control, the performance-based equity awards held by Mr. Demby granted on October 1, 2021 will vest at the target level in accordance with their terms. The value of these awards at the target level as of August 26, 2022 has been measured using a price of $19.28 per share, the closing price of our ordinary shares on August 26, 2022. Upon an involuntary termination during the Change in Control Protection Period on August 26, 2022, Mr. Demby would have vested 100% of his outstanding unvested equity awards. Pursuant to SEC guidance, the value of any accelerated vesting of Mr. Demby’s equity awards has been estimated using a price of $19.28 per share, the closing price of our ordinary shares on August 26, 2022.

(4)
Upon an involuntary termination on August 26, 2022, Mr. Demby would have received continued health coverage for up to twelve months following his termination. Upon an involuntary termination during a Change in Control Protection Period on August 26, 2022, Mr. Demby would have received continued health coverage for up to eighteen months following his termination.

(5)	Represents a life insurance benefit payable to Mr. Demby’s beneficiaries with a face value of seven times his base salary as in effect on August 26, 2022, with a maximum benefit of $2,000,000.
(6)
Represents the present value of a weekly short-term disability benefit for 52 weeks following termination on August 26, 2022, followed by a monthly long-term disability benefit until the month of Mr. Demby’s 65th birthday.

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The following table quantifies the payments and benefits that would have been provided to Mr. Pellegrino under different scenarios in connection with termination of his employment or a Change in Control, effective as of August 26, 2022, the last day of our most recently completed fiscal year.
		Trigger Event
Name	Payment/Benefit Type	Involuntary Termination ($)	Death ($)	Disability ($)	Change of Control ($)	Involuntary Termination During Change in Control Protection Period ($)
Thierry Pellegrino	Severance(1)	337,500	—	—	—	1,371,522
	Prorated Bonus(2)	—	—	—	—	—
	Equity Awards(3)	—	—	—	243,991	1,389,471
	Continued Health Coverage(4)	13,488	—	—	—	26,692
	Life Insurance Benefit(5)	—	2,000,000	—	—	—
	Disability Benefit(6)	—	—	2,908,281	—	—
(1)
Upon an involuntary termination on August 26, 2022, Mr. Pellegrino would have received severance benefits including 75% of his base salary. Upon an involuntary termination during the Change in Control Protection Period on August 26, 2022, Mr. Pellegrino would have received severance benefits including 150% of his base salary and 150% of the targeted annual bonus paid or payable for the most recently completed fiscal year.

(2)
Upon (i) an involuntary termination or (ii) an involuntary termination during the Change in Control Protection Period on August 26, 2022, Mr. Pellegrino would have received his bonus for the fiscal year, prorated for his service during that year. These estimates are based on a deemed termination at the end of the fiscal year, so a prorated bonus has not been included.

(3)
Upon a Change in Control, the performance-based equity awards held by Mr. Pellegrino granted on October 1, 2021 will vest at the target level in accordance with their terms. The value of these awards at the target level as of August 26, 2022 has been measured using a price of $19.28 per share, the closing price of our ordinary shares on August 26, 2022. Upon an involuntary termination during the Change in Control Protection Period on August 26, 2022, Mr. Pellegrino would have vested 100% of his outstanding unvested equity awards. Pursuant to SEC guidance, the value of any accelerated vesting of Mr. Pellegrino’s equity awards has been estimated using a price of $19.28 per share, the closing price of our ordinary shares on August 26, 2022.

(4)
Upon an involuntary termination on August 26, 2022, Mr. Pellegrino would have received continued health coverage for up to nine months following his termination. Upon an involuntary termination during the Change in Control Protection Period on August 26, 2022, Mr. Pellegrino would have received continued health coverage for up to eighteen months following his termination.

(5)	Represents a life insurance benefit payable to Mr. Pellegrino’s beneficiaries with a face value of seven times his base salary as in effect on August 26, 2022, with a maximum benefit of $2,000,000.
(6)
Represents the present value of a weekly short-term disability benefit for 52 weeks following termination on August 26, 2022, followed by a monthly long-term disability benefit until the month of Mr. Pellegrino’s 65th birthday.

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Pay Ratio
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (collectively, the “Pay Ratio Rule”), we are providing the following estimated information for fiscal 2022:
•	The annual total compensation of our median employee (excluding our President and CEO) was $22,166;
•	The annual total compensation of our President and CEO was $6,664,870; and
•	The ratio of these two amounts was 301 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.
SEC rules for identifying the median employee compensation and calculating the pay ratio allow companies to apply various methodologies and assumptions. As a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. For fiscal 2022 we elected to use the same median employee compensation as in fiscal 2021. We identified our median employee by considering the Form W-2 income for fiscal year 2021 of individuals who were our employees on May 31, 2021. Each resulting compensation figure in a currency other than U.S. dollars was converted to a U.S. dollar figure using the relevant currency conversion rates on May 31, 2021. For purposes of this identification, we excluded one individual who did not perform services during the measurement period pursuant to an unpaid leave of absence. In addition, we excluded 63 employees in India, representing about 1.5% of our approximately 4,150 employees worldwide as of August 27, 2021, due to the relatively low cost of living in that country.
The annual total compensation of our median employee was determined in a manner consistent with the calculation of compensation required to be disclosed for each of our NEOs in the Summary Compensation Table. The resulting figure was converted to a U.S. dollar figure using a simple average of the relevant currency conversion rate for the days in fiscal 2022.
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EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of August 26, 2022, with respect to all of our equity compensation plans in effect on that date.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	(b) Weighted-Average Exercise Price of Outstanding Options and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(2)	6,695,478(3)	$15.65	5,934,723(4)
Equity compensation plans not approved by security holders(5)	1,457,340(6)	—	1,961,745
Total	8,152,818	$15.65	7,896,468
(1)	Represents the weighted-average exercise price of outstanding options. Because RSUs do not have an exercise price, the weighted-average exercise price does not take into account outstanding RSUs.
(2)	Consists of the Amended and Restated 2017 Share Incentive Plan (the “Plan”) and the 2018 Employee Share Purchase Plan (the “ESPP”).
(3)
Consists of 3,274,593 shares of common stock underlying outstanding options, 2,783,233 shares of common stock underlying outstanding RSUs and 637,652 shares of common stock underlying outstanding PSUs (based on target performance). Does not include rights to acquire shares of common stock in the offering period that ended October 15, 2022, pursuant to which 265,137 shares of common stock were purchased.

(4)	Consists of 4,028,504 shares of common stock available for issuance under the Plan and 1,906,219 shares of common stock available for issuance under the ESPP.
(5)	Consists of the 2021 Share Inducement Plan.
(6)	Consists of 1,457,340 shares of common stock underlying outstanding RSUs.
The number of shares reserved under the Plan is subject to an automatic annual increase on the first day of each fiscal year (ending with the fiscal year starting September 1, 2026), equal to the lesser of (i) 3,000,000 shares, (ii) 2.5% of the ordinary shares outstanding on such date and (iii) an amount determined by the Board.
The number of shares authorized for sale under the ESPP is subject to an automatic annual increase on each September 1 (through and including September 1, 2027), equal to the lesser of (i) 600,000 shares, (ii) 1.5% of the ordinary shares outstanding on the last day of the immediately preceding fiscal year and (iii) an amount determined by the Board.
Our 2021 Share Inducement Plan provides for the issuance of equity awards to provide inducements for certain individuals to enter into employment with us within the meaning of Rule 5635(c)(4) of the Nasdaq Marketplace Rules, and to motivate such persons to contribute to, and to enable them to share in any long-term growth and financial success we may experience. Such awards include options, share appreciation rights, RSAs, RSUs and performance-based awards such as PRSAs and PSUs.
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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Transactions with Related Persons, Promoters, and Certain Control Persons
Since the beginning of fiscal 2022, there has not been, nor is there any transaction proposed in which we were or will be a party, in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than as set forth below and in the compensation, employment arrangements, and other agreements and transactions that are described elsewhere in this Proxy Statement.
Indemnification
We have entered into indemnification agreements with our directors and executive officers and intend to continue doing so in the future. Our Articles of Association provide that we will indemnify each director and executive officer against any liability, including personal liability for breaches of fiduciary duty, action, proceeding, claim, demand, costs, damages, or expenses, including legal expenses, arising out of the person’s services as a director or executive officer, other than that they may incur by reason of their own actual fraud or willful default.
Procedures for Approval of Related Person Transactions
Our Articles of Association provide that a director who is in any way interested in a contract or transaction with the Company must declare the nature of his interest at a meeting of the Board. A director may vote in respect of any such contract or transaction notwithstanding that they may be interested therein and if they does so their vote will be counted and they may be counted in the quorum at any meeting of the Board at which any such contract or transaction comes before the meeting of the Board for consideration.
Pursuant to our written Audit Committee charter, the Audit Committee must review all related party transactions required to be disclosed in our financial statements and approve any such related party transaction, unless the transaction is approved by another independent committee of our Board.
In furtherance of this requirement, the Board has adopted a Related Person Transaction Policy that is in conformity with the requirements for companies having ordinary shares listed on Nasdaq. This policy addresses the reporting, review, and approval or ratification of transactions with related persons, and applies to the following persons (each, a “Related Person”):
•	Any of our directors or executive officers;
•	Any immediate family member of our directors or executive officers;
•	Any nominee for director and the immediate family members of such nominee; or
•	A beneficial owner of 5% or more of our voting securities or any immediate family member of such owner.
A transaction involving the Company in which a Related Person has a direct or indirect material interest, as determined by the Audit Committee (or comparable body of the Board consisting solely of independent directors), is considered a “Related Person Transaction.”
Except as otherwise provided in the policy, each Related Person Transaction must be approved by the Audit Committee and each director, director nominee, and executive officer must promptly notify our Secretary of any Related Person Transaction and all the material facts thereof. Our Secretary will present any new or proposed Related Person Transactions to the Audit Committee at its next occurring regular meeting, and the Audit
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Committee will review the transactions to determine whether any such transaction constitutes a Related Person Transaction. In addition, on an annual basis, the Audit Committee reviews previously approved Related Person Transactions to determine whether such transactions should continue.
In reviewing the transaction or proposed transaction, the Audit Committee considers all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the Related Person’s direct or indirect interest, and the actual or apparent conflict of interest of the Related Person. The Audit Committee will not approve or ratify a Related Person Transaction unless it determines that, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders.
If after its review, the Audit Committee determines not to approve or ratify a Related Person Transaction (whether such transaction is being reviewed for the first time or has previously been approved and is being reviewed on an annual basis), the transaction will not be entered into or continued, as directed by the Audit Committee.
Finally, our written Code of Business Conduct and Ethics requires that directors, executive officers, and employees make appropriate disclosure of potential conflict of interest situations to the Audit Committee (in the case of directors and executive officers) or to the supervisor who will then seek authorization from the compliance officer (in the case of employees).
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HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual General Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Proxy Availability Notice or other Annual General Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards.
This year, a number of brokers with account holders who are our shareholders will be householding our proxy materials. A Proxy Availability Notice or proxy materials will be delivered in one single envelope to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Availability Notice or proxy materials, please notify your broker or contact our Secretary, c/o SMART Modular Technologies, Inc., 39870 Eureka Drive, Newark, CA 94560, or by telephone: (510) 623-1231. Shareholders who currently receive multiple copies of the Proxy Availability Notice or proxy materials at their address and would like to request householding of their communications should contact us at the address or telephone number above or contact their broker if they are a street name shareholder. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Availability Notice or proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered.
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OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual General Meeting. If any other matters are properly brought before the Annual General Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and reports of changes in the ownership with the SEC. Executive officers, directors and greater-than-ten-percent shareholders are required by the SEC to furnish us with copies of all Section 16(a) filings they make.
To the best of our knowledge and based solely on a review of the copies of such reports furnished to us, during the fiscal year ended August 26, 2022, all Section 16(a) filing requirements applicable to our officers, directors, and greater-than-ten-percent beneficial owners were complied with on a timely basis.
Solicitation of Proxies
In connection with our solicitation of proxies for our 2024 Annual General Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Shareholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE PHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU REQUESTED TO RECEIVE PAPER PROXY MATERIALS, THEN YOU MAY ALSO VOTE BY MAILING A COMPLETE, SIGNED, AND DATED PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL GENERAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors

Mark Adams
Director, President and Chief Executive Officer
Milpitas, California
December 20, 2022
A copy of our Annual Report on Form 10-K for the fiscal year ended August 26, 2022, including the financial statements and the financial statement schedules thereto but not including exhibits, as filed with the SEC on October 14, 2022, is available without charge upon written request to our Secretary, c/o SMART Modular Technologies, Inc., 39870 Eureka Drive, Newark, CA 94560, or by accessing a copy on SGH’s website at https://ir.smartm.com/ in the Investors section under “SEC Filings.” Information on our website is not incorporated by reference in this Proxy Statement. Exhibits to the Annual Report on Form 10-K for the fiscal year ended August 26, 2022 are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.
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APPENDIX A
SMART Global Holdings, Inc.
Reconciliation of GAAP Results to Non-GAAP Financial Measures
(In thousands, except per share data)
GAAP to Non-GAAP Reconciliation
Our management uses non-GAAP measures to supplement our financial results under GAAP. Our management uses these measures to analyze its operations and make decisions as to future operational plans and believes that this supplemental non-GAAP information is useful to investors in analyzing and assessing our past and future operating performance. These non-GAAP measures exclude certain items, such as share-based compensation expense, amortization of acquisition-related intangible assets (consisting of amortization of developed technology, customer relationships, trademarks/trade names, and backlog acquired in connection with business combinations), acquisition-related inventory adjustments, acquisition-related expenses, restructure charges and integration expenses, changes in the fair value of contingent consideration, (gains) losses from changes in currency exchange rates, amortization of debt discount, and other costs and other infrequent or unusual items. While amortization of acquisition-related intangible assets is excluded, the revenues from acquired companies is reflected in our non-GAAP measures and these intangible assets contribute to revenue generation. Our management believes the presentation of operating results that exclude certain items provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Our management also uses adjusted EBITDA, which represents GAAP net income (loss), adjusted for net interest expense, income tax provision or benefit, depreciation and amortization expense, share-based compensation expense, flow-through inventory adjustments, import tax expense, acquisition and integration expenses, changes in the fair value of contingent consideration, and other infrequent or unusual items.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, as they exclude important information about our financial results, as noted above. The presentation of these adjusted amounts varies from amounts presented in accordance with GAAP and therefore may not be comparable to amounts reported by other companies. In addition, adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities in accordance with GAAP and should not be used as a measure of liquidity. Shareholders are encouraged to review the “GAAP to Non-GAAP Reconciliation” tables below.
A-1

	Fiscal Year Ended
(In thousands)	August 26, 2022	August 27, 2021
GAAP gross profit	$453,220	$308,380
Share-based compensation expense	6,740	4,593
Amortization of acquisition-related intangibles	10,741	8,228
Flow-through of inventory step up	—	7,090
Out of period import tax expense	—	4,345
Non-GAAP gross profit	$470,701	$332,636

GAAP operating expenses	$338,711	$253,183
Share-based compensation expense	(33,379)	(29,284)
Amortization of acquisition-related intangibles	(12,988)	(12,027)
Acquisition and integration expenses	(7,090)	(5,314)
Change in fair value of contingent consideration	(41,324)	(32,400)
Other	(858)	(2,316)
Non-GAAP operating expenses	$243,072	$171,842

GAAP operating income	$114,509	$55,197
Share-based compensation expense	40,119	33,877
Amortization of acquisition-related intangibles	23,729	20,255
Flow-through of inventory step up	—	7,090
Out of period import tax expense	—	4,345
Acquisition and integration expenses	7,090	5,314
Change in fair value of contingent consideration	41,324	32,400
Other	858	2,316
Non-GAAP operating income	$227,629	$160,794
A-2

GAAP to Non-GAAP Reconciliation
	Fiscal Year Ended
(In thousands, except per share data)	August 26, 2022	August 27, 2021
GAAP net income attributable to SGH	$66,557	$21,310
Share-based compensation expense	40,119	33,877
Amortization of acquisition-related intangibles	23,729	20,255
Flow-through of inventory step up	—	7,090
Out of period import tax expense	—	4,345
Acquisition and integration expenses	7,090	5,314
Change in fair value of contingent consideration	41,324	32,400
Amortization of debt discount and other costs	9,999	8,419
Loss on extinguishment of debt	653	—
Foreign currency losses	4,728	719
Other	859	2,054
Estimated tax effects of above and other tax adjustments	(4,835)	(3,572)
Non-GAAP net income attributable to SGH	$190,223	$132,211

GAAP weighted-average shares outstanding – Diluted	54,443	51,584
Adjustment for capped calls	(1,851)	(897)
Non-GAAP weighted-average shares outstanding – Diluted	52,592	50,687

GAAP diluted earnings per share	$1.22	$0.41
Effect of above adjustments	2.40	2.20
Non-GAAP diluted earnings per share	$3.62	$2.61
A-3

GAAP to Non-GAAP Reconciliation
	Fiscal Year Ended
(In thousands)	August 26, 2022	August 27, 2021
Net income attributable to SGH	$66,557	$21,310
Interest expense, net	21,169	17,600
Income tax provision	19,911	15,466
Depreciation expense and amortization of intangible assets	64,907	49,111
Share-based compensation expense	40,119	33,877
Flow-through of inventory step up	—	7,090
Out of period import tax expense	—	4,345
Acquisition and integration expenses	7,090	5,314
Change in fair value of contingent consideration	41,324	32,400
Other	1,512	1,314
Adjusted EBITDA	$262,589	$187,827
A-4

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on February 9, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on February 9, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D92818-P82256 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SMART GLOBAL HOLDINGS, INC.

The Board of Directors recommends you vote FOR each of the following nominees for director:

Nominees:	For	Withhold
1a. Mark Adams	☐	☐
1b. Bryan Ingram	☐	☐
1c. Mark Papermaster	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The proxies may vote in their discretion upon other business as may properly come before the Annual General Meeting or any continuation, postponement or adjournment of the Annual General Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

D92819-P82256

SMART GLOBAL HOLDINGS, INC.
Annual General Meeting of Shareholders
February 10, 2023 10:00 AM PT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Mark Adams and Ken Rizvi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of SMART GLOBAL HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 10:00 AM PT on February 10, 2023, virtually at www.virtualshareholdermeeting.com/SGH2023, and any continuation, postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

ANY ADDITIONAL BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OR ANY CONTINUATION, POSTPONEMENT OR ADJOURNMENT THEREOF WILL BE VOTED IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSON VOTING THE PROXY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO COMMENCEMENT OF VOTING AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OR ANY CONTINUATION, POSTPONEMENT OR ADJOURNMENT THEREOF.

Continued and to be signed on reverse side